UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

PROVIDENT FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

239 Washington Street Jersey City, New Jersey 07302

Dear Fellow Stockholder:

I am pleased to invite you to participate in the 2024 Annual Meeting of Stockholders of Provident Financial Services, Inc., which will be held virtually on Thursday, April 25, 2024, at 10:00 a.m., local time. Information on how you can participate in the virtual Annual Meeting can be found on page 78 of the proxy statement.

At our Annual Meeting you will be asked to elect four directors, approve on an advisory (non-binding) basis the compensation paid to our named executive officers, approve the 2024 Long-Term Equity Incentive Plan, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Your vote is very important regardless of the number of shares you own. Whether or not you plan to participate in the Annual Meeting, I encourage you to promptly submit your vote by Internet, telephone, or mail, as applicable, to ensure that your shares are represented at our Annual Meeting.

On behalf of the board of directors, officers, and employees of Provident Financial Services, Inc., we thank you for your continued support.

Sincerely,

Christopher Martin

Executive Chairman

March 15, 2024

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Notice of

Annual Meeting
of Stockholders

Virtual Meeting Information

THURSDAY, APRIL 25, 2024

10:00 a.m., Eastern Standard Time

www.virtualshareholdermeeting.com/PFS2024

NOTICE IS HEREBY GIVEN THAT the 2024 Annual Meeting of Stockholders of Provident Financial Services, Inc. will be held in a virtual format on Thursday, April 25, 2024, at 10:00 a.m., Eastern Standard Time to consider and vote upon the following matters:

1.	The election of four nominees named in the attached Proxy Statement to serve as directors, each for a three-year term.
2.	An advisory (non-binding) vote to approve the compensation paid to our named executive officers.
3.	The approval of the 2024 Long-Term Equity Incentive Plan.
4.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024.
5.	The transaction of such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

The board of directors of Provident Financial Services, Inc. established March 1, 2024 as the record date for determining the stockholders who are entitled to notice of, and to vote at the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

You may participate in the virtual Annual Meeting via the internet at www.virtualshareholdermeeting.com/PFS2024 by using the 16-digit control number included on your proxy card, voting instruction form or notice received by you.

Your vote is very important. Please submit your proxy as soon as possible via the Internet, telephone, or mail, as applicable. Stockholders of record who participate in the Annual Meeting may vote electronically, even if they have previously mailed or delivered a signed proxy or voted by Internet or telephone.

By Order of the Board of Directors

Bennett MacDougall, Esq.

Corporate Secretary

Jersey City, New Jersey

Review your proxy statement and vote in one of four ways:

INTERNET Visit the website on your proxy card	BY TELEPHONE Call the telephone number on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope	DURING THE ANNUAL MEETING www.virtualshareholdermeeting.com/PFS2024

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, or other holder of record to see which voting methods are available to you.

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Internet Availability of Proxy Materials

We are relying upon a U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials to stockholders via the Internet. As a result, beginning on or about March 15, 2024, we sent by mail or e-mail a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders, via the Internet and how to vote. Internet availability of our proxy materials is designed to expedite receipt by stockholders and lower the cost and environmental impact of our Annual Meeting. However, if you received such a notice and would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice Regarding the Availability of Proxy Materials.

If you received your proxy materials via e-mail, the e-mail contains voting instructions, including a control number required to vote your shares, and links to the Proxy Statement and the Annual Report to Stockholders on the Internet. If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, Proxy Card, and Annual Report to Stockholders are enclosed.

If you hold our common stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of our common stock.

Important Notice Regarding the Availability of Proxy Materials
for the 2024 Annual Meeting of Stockholders to be Held in a Virtual Format on April 25, 2024.

Our Proxy Statement and 2023 Annual Report to Stockholders are available at www.proxyvote.com.

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Proposal 1 Election of Directors

General

The board of directors of Provident Financial Services, Inc. (“Provident” or “company”) currently consists of eleven members and is divided into three classes, with one class of directors elected each year. Each member of our board of directors also serves as a director of Provident Bank. Directors are elected to serve for a three-year term and until their respective successors shall have been elected and qualified.

Four directors will be elected at the Annual Meeting to serve for a three-year term and until their respective successors shall have been elected and qualified. On the recommendation of our Governance/Nominating Committee, our board of directors nominated Ursuline F. Foley, Christopher Martin, Robert McNerney, and John Pugliese for election as directors at the Annual Meeting.

All of the nominees for election at the Annual Meeting currently serve as directors of Provident and Provident Bank, and each nominee was previously elected by our stockholders. No arrangements or understandings exist between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for any or all of the nominees is withheld, it is intended that the shares represented by each fully executed Proxy Card will be voted “FOR” the election of all nominees.

Each of the nominees has consented to be named a nominee. In the event that any nominee is unable to serve as a director, the persons named as proxies will vote with respect to a substitute nominee designated by our current board of directors. At this time, we know of no reason why any of the nominees would be unable or would decline to serve, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

Board of Directors

Our board of directors is comprised of individuals with considerable and varied business experiences, backgrounds, skills, and qualifications. Collectively, they have a strong knowledge of our company’s business, strategy, and markets and are committed to enhancing long-term stockholder value.

Our Governance/Nominating Committee is responsible for identifying and selecting director candidates whose skills meet the evolving needs of our board of directors. Director candidates must have the highest personal and professional ethics and integrity. Additional criteria weighed by the Governance/Nominating Committee in the director identification and selection process include the relevance of a candidate’s experience to our business, enhancement of the diversity of perspectives of our board, the candidate’s independence from conflict or direct economic relationship with our company, and the candidate’s ability and willingness to devote the proper time to prepare for, attend and participate in meetings. The Governance/Nominating Committee also takes into account whether a candidate satisfies the criteria for independence under our Independence Standards and the New York Stock Exchange listing standards, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the candidate qualifies as an Audit Committee financial expert.

While the Governance/Nominating Committee does not have a formal policy regarding diversity, when assessing potential director nominees, gender, racial and ethnic diversity, as well as different perspectives and experience are considered to enhance the deliberation and strategic decision-making processes of our board of directors. Currently, 18% of our directors are women and 9% designate themselves as racially or ethnically diverse.

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The age and business experience of each of our nominees for election as directors, and our incumbent directors, and directorships held by them with other public companies during the past five years, as well as their qualifications, attributes and skills that led our board of directors to conclude that each such person should serve as a director are as follows:

Nominees:

URSULINE F. FOLEY
Age 63	INDEPENDENT Director since: 2019 Term Expires: 2024 Committees: • Risk • Technology

Biography:

Ms. Foley has over 30 years of global experience in financial services and technology, having most recently served as Chief Corporate Operations Officer, Chief Information Officer, Chief Data Officer, and Managing Director with XL Group. Ms. Foley is a member of the board of directors of Greenlight Re, a global specialty property and casualty reinsurer, and serves on a private European board (DOCOsoft), which provides claims management services to Lloyds Syndicates. She also serves on several not-for-profit and advisory boards, including the Connecticut Chapter of the National Association of Corporate Directors and the PACE Seidenberg University Cyber Security Board. Ms. Foley’s extensive global experience in financial services, technology, cyber risk, and data security strengthens our board’s breadth of talent and depth of knowledge.

CHRISTOPHER MARTIN
Age 67	EXECUTIVE CHAIRMAN Director since: 2005 Term Expires: 2024

Biography:

Mr. Martin has served as Executive Chairman since January 2022. Prior to that time he served as Chief Executive Officer of Provident and Provident Bank since August 2020. He previously served as Chief Executive Officer and President since September 2009. He serves on the board of directors of the Federal Home Loan Bank of New York and previously served on the board of directors of the New Jersey Bankers Association. He also serves on the board of trustees and executive committee of Elon University. Mr. Martin’s extensive executive leadership and banking experience and his knowledge of financial markets and investments enhance the breadth of experience of our board of directors.

ROBERT MCNERNEY
Age 65	INDEPENDENT Director since: 2020 Term Expires: 2024 Committees: • Risk

Biography:

Mr. McNerney is the owner of a real estate company, McNerney & Associates, Inc., which provides appraisal, management, brokerage and development services throughout northern New Jersey and New York. He is a licensed appraiser and real estate broker in New Jersey and New York, and holds an MAI and SRA designation from the Appraisal Institute. He holds a CRE designation from the Counselors of Real Estate, which is awarded to individuals nominated by their peers who possess broad experience in the commercial real estate business. Mr. McNerney’s broad experience in the real estate markets and as a business owner provides the company valuable strategic insight.

JOHN PUGLIESE
Age 64	INDEPENDENT LEAD DIRECTOR Director since: 2014 Term Expires: 2024 Committees: • Governance/ Nominating • Technology

Biography:

Mr. Pugliese previously served as Chief Executive Officer of Motor Management Corporation. Prior to that, he served as EVP and Head of Retail Banking for the Bank of New York Mellon. Mr. Pugliese is a member of the board of directors of Computershare Trust Company, NA and a former member of the board of trustees of St. Peter’s Prep. He formerly served as Chairman of the board of directors of Buzz Points (formerly Fisoc, Inc.), and as a member of the board of directors of Vertose Company, Ltd. He previously served as Chairman of the Better Business Bureau of Metropolitan New York, and as Chairman of Team Capital Bank, as well as on the Board of Regents of St. Peter’s University. Mr. Pugliese’s extensive banking and management experience and knowledge of the retail credit markets enhances the overall experience and qualifications of our board of directors.

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Incumbent Directors:

JAMES P. DUNIGAN
Age 71	INDEPENDENT Director since: 2018 Term Expires: 2025 Committees: • Compensation and Human Capital • Governance/ Nominating • Risk

Biography:

Mr. Dunigan has over 30 years of financial services and investment industry experience having served in executive leadership roles with PNC Asset Management Group, and as Interim Chief Investment Officer of the Pennsylvania State Treasury. Mr. Dunigan is a member of the board of directors of the Philadelphia Chapter of the National Association of Corporate Directors and is Chair of the board of trustees of Founding Forward (formerly the Legacy Foundation of the Union League of Philadelphia). His extensive experience in the financial services industry, and particularly in asset and wealth management, is a strategic asset to the board of directors.

FRANK L. FEKETE
Age 72	INDEPENDENT Director since: 2003(1) Term Expires: 2025 Committees: • Audit • Governance/ Nominating

Biography:

Mr. Fekete is a certified public accountant and the Managing Partner of the accounting firm of Mandel, Fekete & Bloom, CPAs, located in Jersey City, New Jersey. He serves as chairman of the board of trustees of the Hackensack Meridian Health Network, as member of the board of trustees of John Cabot University in Rome, Italy, and formerly served as chair of the board of trustees of St. Peter’s University. He has over 40 years of public accounting experience, including supervision of audits of public companies. His experience benefits our board of directors in its oversight of audit, financial reporting and disclosure issues, and Mr. Fekete qualifies as an Audit Committee financial expert.

(1)	Mr. Fekete has served on the board of directors of Provident Bank since 1995.

TERENCE GALLAGHER
Age 68	INDEPENDENT Director since: 2010 Term Expires: 2026 Committees: • Audit • Compensation and Human Capital • Technology

Biography:

Mr. Gallagher is President of Battalia Winston, a national executive search firm headquartered in New York, New York. He has served on the Americas Board for the Association of Executive Search Consulting Firms and the Advisory Committee for the New Jersey Chapter of the National Association of Corporate Directors. Mr. Gallagher’s considerable background in human capital management, management succession planning, executive recruitment and retention, and executive compensation provides valuable experience to our board of directors.

MATTHEW K. HARDING
Age 60	INDEPENDENT Director since: 2013 Term Expires: 2025 Committees: • Compensation and Human Capital • Governance/ Nominating • Technology

Biography:

Mr. Harding is Chief Executive Officer and a member of the board of directors of Levin Management Corporation, a leading retail real estate services firm. Mr. Harding serves as Vice President of The Philip and Janice Levin Foundation and as a member of the board of trustees of the Gill St. Bernard’s School. Mr. Harding’s experience provides our board of directors with a comprehensive understanding of the real estate markets from both a competitive and a credit risk perspective.

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ANTHONY J. LABOZZETTA
Age 60	PRESIDENT & CEO Director since: 2020 Term Expires: 2025

Biography:

Mr. Labozzetta has been President and Chief Executive Officer of Provident and Provident Bank since January 2022. Prior to that time he served as President and Chief Operating Officer of Provident and Provident Bank since August 2020. He was previously President and Chief Executive Officer of SB One Bancorp and SB One Bank since January 2010 and was formerly Executive Vice President of TD Bank from 2006 to 2010. Prior to his banking career, he was a certified public accountant with Deloitte LLP. Mr. Labozzetta’s over 30-year banking experience brings executive leadership experience and an extensive and diverse knowledge of the banking business to our board of directors.

EDWARD J. LEPPERT
Age 63	INDEPENDENT Director since: 2020 Term Expires: 2026 Committees: • Audit • Compensation and Human Capital

Biography:

Mr. Leppert is a certified public accountant and founder of Leppert Group LLC, and has been in public practice since 1986. He was formerly Chairman of the Board of both SB One Bancorp and SB One Bank. His experience with audit, financial reporting, and disclosure and Environmental, Social and Governance issues, as well as his knowledge of the customers and communities in the northern New Jersey marketplace are beneficial to the board of directors. Mr. Leppert qualifies as an Audit Committee financial expert.

NADINE LESLIE
Age 61	INDEPENDENT Director since: 2021 Term Expires: 2026 Committees: • Audit • Risk

Biography:

Ms. Leslie is the President and Chief Executive Officer of Middlesex Water Company. She previously served as Chief Executive Officer of SUEZ North America, an American water service company. Ms. Leslie serves on the board of trustees of Hackensack Meridian Health Network, the board of directors of Montclair State University Foundation, the board of directors of Seven Seas Water Group, and has served as a strategic consultant for T&M Associates, a civil engineering firm. Ms. Leslie’s extensive industry experience leading a regulated organization with vast operations and multiple business units strengthens our board’s breadth of talent and depth of knowledge.

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Executive Officers

The age and business experience of Provident’s executive officers who are not directors are as follows:

James A. Christy

Age 56

Mr. Christy has been Executive Vice President and Chief Risk Officer of Provident Bank since February 2018, and prior to that time he was Senior Vice President and Chief Risk Officer since January 2012.

Adriano M. Duarte

Age 52

Mr. Duarte was appointed to the role of Executive Vice President and Chief Accounting Officer of Provident Bank in April 2023, and was formerly Senior Vice President and Controller of Provident Bank since January 2021.

Vito Giannola

Age 47

Mr. Giannola has been Executive Vice President – Chief Retail Banking Officer since August 2020. Prior to that time, he was Senior Executive Vice President and Chief Banking Officer of SB One Bank since March 2018.

Brian Giovinazzi

Age 69

Mr. Giovinazzi has been Executive Vice President and Chief Credit Officer of Provident Bank since December 2008.

John Kuntz

Age 68

Mr. Kuntz has been Senior Executive Vice President of Provident since August 2023, and Senior Executive Vice President and Chief Administrative Officer of Provident Bank since January 2019. Prior to that time, he was Senior Executive Vice President, General Counsel, and Corporate Secretary of Provident and Executive Vice President and Chief Administrative Officer of Provident Bank since January 2011.

George Lista

Age 64

Mr. Lista has been President and Chief Executive Officer of Provident Protection Plus, Inc. (formerly SB One Insurance Agency, Inc.), a wholly owned subsidiary of Provident Bank, since 2001. Mr. Lista has over 35 years of experience in the insurance industry.

Thomas M. Lyons

Age 59

Mr. Lyons has been Senior Executive Vice President and Chief Financial Officer of Provident and Provident Bank since January 2019, and prior to that time, he was Executive Vice President and Chief Financial Officer of Provident and Provident Bank since January 2011.

Bennett MacDougall

Age 52

Mr. MacDougall has been Executive Vice President, General Counsel, and Corporate Secretary of Provident since August 2023. Prior to that time, he was Senior Vice President and General Counsel of Provident and Provident Bank, General Counsel of Beacon Trust, and Deputy General Counsel of Provident Financial Services, Inc. since August 2021.

Valerie O. Murray

Age 49

Ms. Murray has been President of Beacon Trust Company, a wholly-owned subsidiary of Provident Bank, since February 2017, and Executive Vice President and Chief Wealth Management Officer of Provident Bank since January 2019. Prior to that time, she was Senior Vice President and Chief Wealth Management Officer of Provident Bank since February 2017. She previously served as Chief Operating Officer of Beacon Trust Company since January 2016.

Carolyn Powell

Age 58

Ms. Powell has been Executive Vice President and Chief Human Resources Officer since March 2020. She previously served as Vice President, Human Resources for Conduent, a leading business services and solutions company since 2017. Prior to that time, she was a Director of Human Resources with Horizon Blue Cross Blue Shield of New Jersey.

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Walter Sierotko

Age 60

Mr. Sierotko has been Executive Vice President – Chief Lending Officer since April 2020, and prior to that time was Executive Vice President – Commercial Real Estate since November 2015. He previously held positions with Wells Fargo, Bank of New York, and HSBC.

Ravi Vakacherla

Age 51

Mr. Vakacherla has been Executive Vice President, Chief Digital and Innovation Officer since July 2022. Prior to that time, he was Executive Vice President, Chief Transformation Officer with People’s United Bank.

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Environmental, Social and Governance (“ESG”) Matters

Our board of directors and management are committed to maintaining sound corporate governance principles and the highest standards of ethical conduct. The board’s main responsibility is the oversight of the company’s management team, and the board has taken measures to ensure that the board’s composition, organization, and operation are designed to deliver strong performance for the company’s stockholders. We are in compliance with all applicable corporate governance laws and regulations.

Our company is keenly aware of its responsibilities as a good corporate citizen to all of its stakeholders: its stockholders, customers, employees, and the communities we serve and in which we live and work. Among these responsibilities are the maintenance of ethical business practices in our everyday business dealings, adherence to transparency in our corporate governance protocols, an ongoing focus on diversity and inclusion in our employment practices, and a recognition of the long-term benefits associated with reliance on sustainable resources in the operation of our branch banking offices and support locations. Provident is also cognizant of the challenges posed by the transition to a lower-carbon economy, and the potential impact of climate change on our business and our customers.

BOARD OVERSIGHT AND ESG COMMITTEE

Our Governance/Nominating Committee oversees the company’s ESG efforts. The Compensation and Human Capital and Risk Committees also play a critical role in the oversight of elements of our ESG strategies.

The company formed its ESG Committee in 2021, which is led by our General Counsel, and consists of senior representatives from the business as well as control functions. The aim of the ESG Committee is to provide guidance to the organization with respect to industry best practices, emerging regulatory and corporate governance developments, and to better inform investors, customers, employees, and stakeholders of the company’s commitment to ESG. The ESG Committee reports regularly to the Governance/Nominating Committee, the President and Chief Executive Officer, and the executive leadership team, regarding the work of the Committee and the progress it has made in building and implementing the ESG program.

SOCIAL RESPONSIBILITY

Employee Experience

Attracting Top Talent

Provident has 1,114 full-time and 34 part-time employees. As part of our ongoing efforts to attract qualified, motivated, and diverse employees, Provident has adopted best-in-class practices so that underrepresented talent is consistently presented to hiring managers. We have expanded our recruitment reach to include additional local colleges, universities, and career fairs. We have also enhanced the employee onboarding process through automation and streamlined manager and employee tools. Provident tracks the employee-onboarding life cycle and partners with leaders to attract candidates who will be a good cultural fit for Provident.

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Talent Review, Development and Succession Planning

Provident leadership engages in development discussions with employees to better clarify career paths, shares general feedback, and creates plans to help employees reach their career aspirations and achieve performance goals. Provident works with its leaders to help identify and cultivate employees that exhibit the guiding principles all future Provident leaders should exemplify. We also continually evaluate succession plans to ensure smooth continuity of leadership.

Leadership Development Programs

We recognize that strategic leadership development training provides an opportunity for first-level supervisors up to executive leaders to learn key skills that translate into successful business results. People leaders are offered a combination of instructor-led and web-based training on a variety of topics including communication, performance management, and talent management for leaders and future leaders. In 2023, members of the Employee Experience Committee completed a yearlong pilot of the Provident LEAD program, a leadership development program for high potential senior management in support of management succession planning.

Internship Programs

Provident offers internship opportunities to students seeking a career in financial services. In 2023, we provided internship opportunities for 26 college students. During the ten-week internship program, students had the opportunity to work in various lines of business across the company. Interns benefited from training, coaching, mentoring, and interacting with executive leaders. Also, in 2023, in continued partnership with INROADS, we reinforced the Bank’s commitment to diversity and inclusion. The partnership with INROADS offers internship opportunities to college students. INROADS is a leader in advancing underserved youth in corporate America. They offer talented, underrepresented youth a pathway from high school to college and throughout their career that helps to close opportunity and wealth gaps.

Employee Recognition Programs

The R.O.C. (Recognizing Outstanding Commitment) Awards Program is the company’s internal award program created to acknowledge and reward employees for exhibiting behaviors that support the mission, goals, values, initiatives, and Guiding Principles of our organization when interacting with internal and external customers. We recognize and reward several amazing employees every month who consistently go above and beyond in their day-to-day contribution to our organization.

Volunteer Programs

“Commit to Care” is an employee engagement program that provides employees of the company with opportunities to contribute their unique talents, skills, and knowledge toward improving their communities. Through education, volunteerism, and meaningful engagement, participants aspire to bring about positive change. The company provides paid time off for volunteering that takes place during business hours. As part of the company’s benefits package, employees may donate up to 15 hours per year toward a charitable, civic, or school organization.

In 2023, our employees recorded over 1,000 volunteer hours donated to more than 80 organizations in New Jersey, New York, and Pennsylvania. A special volunteer service day was also held for the 2023 Summer Interns in support of Children’s Specialized Hospital in New Brunswick, NJ.

Employee Well Being and Benefits

Work-Life Integration Programs

Rather than drawing a line between work-life and personal life, we strive to provide employees with viable options that include volunteer time, paid vacation time, and leave entitlements. Employees can also work with their managers to engage in several alternative work schedules based on the functions they perform. Options include some remote or hybrid work. As a company with strong ties to the community, we wholly support employees taking time to give back and encourage a healthy balance of vacation utilization so employees can take care of themselves, their families, and create meaningful contributions when they are at work.

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Financial Well-Being

We believe that employees should share in the financial success of the company. One way we accomplish this is through company support of retirement preparation. In 2023, new employees were eligible for a cash 401(k) profit-sharing contribution while employees hired prior to December 31, 2022, were eligible to participate in the Employee Stock Ownership Plan (“ESOP”), which enables employees to accumulate shares of the company’s common stock. The profit-sharing and ESOP contributions are 100% funded by the company. In addition, to further assist employees with retirement planning, our 401(k) plan has a 25% company match on the first 6% of eligible compensation deferred.

The company also provides full-time employees with life insurance coverage to provide financial security for their families.

We believe pursuit of secondary education is a means for employees to build their financial futures. Provident EDYOU assists employees with tuition and student loan repayments. After three months of employment, employees can receive advance disbursement of up to $437.50 per credit up to 12 credits per year (maximum of $5,250 per year for up to four years) for undergraduate courses leading to an associate or bachelor’s degree. The graduate degree program offers reimbursement of up to $437.50 per credit up to 12 credits per year (maximum of $5,250 per year for up to three years) for courses leading to an MBA or Master’s business-related degree. Additionally, employees can benefit from our Student Loan Paydown Program, which assists with outstanding education debt. This program offers eligible employees the option to receive $100 per month, for up to 60 months (maximum contribution of $6,000) toward the repayment of student loans.

Employees may also be eligible to receive continuing education assistance and, for certain functions, the option to increase their base salary after the completion of professional certification programs.

Physical and Emotional Well-Being

In addition to our robust health and wellness benefits that include annual employer contributions to health savings accounts, we promote physical and emotional well-being through our Discover Wellness program. Discover Wellness focuses on engagement and awareness-based programs, combining both educational seminars and physical activities to promote healthy behaviors. In recognition of our on-going commitment to creating a healthier workplace for our employees, our Discover Wellness program was again recognized as a gold award winner in Aetna’s Workplace Well-being Award program.

Employees can also engage with the company-sponsored Employee Assistance Program for mental health and legal assistance, using both telephonic and chat options.

ProvidentWomen

The ProvidentWomen program is committed to providing the resources to allow all women in the company the opportunity to grow personally and professionally through education, networking events, and volunteer opportunities in an environment of inclusion and acceptance. In 2023, ProvidentWomen hosted programs that equaled over 1000 employee hours. The program provided webinars, including a summer series focused on ambitious women in the company and new female leaders.

In addition, ProvidentWomen hosted its first conference for women, the “H.E.R. (Helping Entrepreneurs Rise) Conference” session. The conference comprised of inspiring business leaders within the company, as well as local entrepreneurs and community partners for a session of education and empowerment. The Conference included conversations with entrepreneurs, business marketing, cybersecurity, and government-sponsored programs. This well-attended conference helped to promote the services offered by the local Chambers of Commerce.

NJBIZ recognized our company as one of its inaugural 2023 Empowering Woman honorees. The NJBIZ Empowering Women program was created to recognize companies and organizations that have shown a strong commitment to supporting and elevating women in New Jersey.

Provident Salutes

The Provident Salutes employee resource group (ERG), led by our very own proud veterans, celebrated its one-year anniversary in 2023. The mission of Provident Salutes is to embrace the proud community of employee veterans, military family members, and military advocates, while providing a platform for education and support for veterans in the workplace. In addition, the ERG was launched to develop and recommend programs to enrich veterans’ experiences, increase awareness of veterans’ contributions, expand Provident’s reach with veteran and military organizations in the community, and provide networking opportunities with veterans across the organization.

In 2023 Provident Salutes led three volunteer events at the NJ State Veterans Homes and participated in a flag retirement ceremony and BBQ for the residents of the Paramus Veterans Home. Staying true to the mission of embracing the veteran community, Provident Salutes has shown support to various organizations including The NJ State Veterans Chamber of Commerce’s Annual Disabled Veteran & Veteran Business

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Summit. This supplier diversity event gave our veteran employees the opportunity to discuss access to capital with veteran business owners. Additional partnerships included Wyckoff Family YMCA Roll Call for Veterans and Salute to our Veterans, the Sussex Elks Lodge Remembering Our Fallen Memorial, and the Knights of Columbus Bring Home a Hero initiative.

Diversity, Equity, and Inclusion

Our Commitment to Diversity, Equity, and Inclusion

We recognize the importance of maintaining a socially and culturally diverse employee base. Diversity in the workplace provides a unique opportunity to obtain a variety of perspectives, experiences, and resources that better reflect the customers and communities we serve. We are proud of our diverse workforce, including the fact that women hold approximately 61% of all managerial positions. As part of our ongoing commitment to enhance the employee experience and promote diversity, equity, and inclusion initiatives, we continue to develop initiatives that embrace diverse perspectives and further create an environment of inclusion and belonging.

Diversity is a thread throughout our culture, employee experience initiatives and our community. We have implemented multiple programs and initiatives including launching diversity education for all employees designed to promote a work environment in which employees can work effectively with others, regardless of their background. Our Summer Intern Program recruitment had an emphasis on a broader applicant base, in partnership with INROADS and local universities and colleges, resulting in an intern class that was over 60% diverse students.

In 2023, Provident’s HR and Diversity Business Partner received the “DEI Champion Award” from the National Diversity Council. The award honors professionals who are passionate about making an impact in the field of diversity and inclusion.

Building a High Performing Culture

We have consistently described the fundamental values and strategies we use to grow our business. Adhering to these beliefs allows us to drive organic growth and manage our balance sheet in a safe and sound manner. Our performance and accomplishments are driven by our commitment to our employees, customers, communities, and stockholders. Fostering a high-performing culture enables us to stay ahead of our customers’ needs. We challenge our teams to be critical thinkers, problem solvers, and innovators. A vibrant culture also requires empathy and respect. Simply stated, our brand promise defines our relationships with our stakeholders and partners.

Elevating the Employee Experience

Ultimately, our people are the foundation of our success. Our employees have dedicated themselves to the pursuit of excellence by adopting our Guiding Principles and living our values every day. They are the ones who serve our customers and communities, execute our strategy, assess opportunities, manage risk, and drive innovation to enable us to build for the future.

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Philanthropy: The Provident Bank Foundation (the “Foundation”)

The Foundation was established in January 2003 with an initial funding of $24.7 million and a mission to support not-for-profit groups, institutions, schools, and other 501(c)(3) organizations that provide valuable services to the communities served by the company. Since inception, the Foundation has granted more than $30 million in funding support, helping communities across the company’s marketplace become happier, healthier, and safer. The Foundation remains steadfast in its commitment to strengthening and sustaining its relationship with communities in our marketplace by investing in nonprofit organizations whose missions align with its three Funding Priority Areas: Community Enrichment, Education, and Health, Youth & Families.

As of December 31, 2023, the Foundation had $16.6 million in total assets and for all of 2023 funded 101 grants for a total of $1.2 million. In 2022, the Foundation awarded 194 grants for a total of $1.9 million.

In 2023, the Foundation began its first phase of a three-year strategic plan campaign that includes a full-scale review and refresh of its funding priorities, operations, and governance structure with a short-term goal of optimizing the Foundation’s annual giving, and a long-term goal of investing in our communities to improve quality of life for many more years to come.

•	Community Enrichment: the Foundation understands that a vibrant community is the cornerstone of a high quality of life. This is why we invest in those institutions that contribute to a sense of community and offer a diversity of beneficial programs. To achieve these ideals and enrich our communities, we fund programs that drive economic development, contribute to a more well-rounded community experience, and provide increased access to information and specialized learning opportunities.
•	Education: the Foundation believes that a good education requires strong academic support and curriculum development. To give people of all ages the tools and knowledge to succeed in an increasingly complex economy, we support innovative programming that expands access to, and improves the quality of, well-rounded educational experiences.
•	Health, Youth, and Families: the Foundation is committed to encouraging better health, having youth reach their full potential, and making families stronger, three ingredients for better communities. This includes having a safe place to live, access to quality healthcare, enough food to eat, mentorship opportunities, and the right academic or professional outlets to enrich oneself. The Foundation supports innovative programs to ensure people of all ages and means have the ability to improve their quality of life.

Financial Literacy Efforts

EverFi

The company has partnered with global education technology leader EverFi to provide financial literacy programs to high schools within the communities we serve. Through the partnership, we were able to offer free access to over 20 digital courses in a wide variety of subjects to students in grades K through 12.

Financial Wellness Center

The company provides this online resource to provide visitors with an engaging learning experience relating to critical personal financial topics, such as building emergency savings, mortgage education and retirement planning.

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ENVIRONMENTAL RESPONSIBILITY

We take seriously our commitment to integrate environmentally conscious considerations into our business strategy and institutional values. We know that advancements toward becoming a more sustainable enterprise tend to be incremental rather than sweeping, but we are confident that the introduction of practices to reduce our carbon footprint will enable us to grow our business in a responsible and sustainable way. We are exploring different ways in which we might lower or mitigate the effects of our business and operations on the climate.

The ESG Committee will continue to assess opportunities to grow the business responsibly. We have endeavored to reduce our carbon footprint at our administrative and operations headquarters, and throughout our network of 94 branch offices located throughout New Jersey, New York, and Pennsylvania. Our efforts to date have focused mainly on recycling and waste reduction to reduce our overall impact on the climate. We continue to assess ways in which we can further lower our carbon emissions. The following reflects estimated environmental benefits of our shredding and recycling programs for 2023(1).

In an effort to reduce our emissions, our company has secured Green-e Certified Renewable Energy Certificates (“RECs”) to offset 100% of our directly contracted projected electricity load from January 1, 2022 through December 31, 2024. In total, we have secured 7,465 RECs, which displaces 7,465,000 kWh of electricity, equivalent to removing an estimated 595,287 gallons of gasoline consumed.

(1)	Source: Iron Mountain Secure Shredding Green Report, Full Year 2023.

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Board Composition and Skills

BOARD COMPOSITION

Christopher Martin ***(Executive Chairman)*** (E)
Age: 67
Director Since: 2005
Committees: N/A

Anthony J. Labozzetta ***(President & CEO)*** (E)
Age: 60
Director Since: 2020
Committees: N/A

John Pugliese (L)
Age: 64
Director Since: 2014
Committees: Governance/Nominating and Technology (Chair)

James "Jim" P. Dunigan (I)
Age: 71
Director Since: 2018
Committees: Compensation and Human Capital, Governance/Nominating and Risk (Chair)

Frank L. Fekete (I)
Age: 72
Director Since: : 2003[1]
Committees: Audit and Governance/Nominating (Chair)

Ursuline F. Foley (I)
Age: 63
Director Since: 2019
Committees: Risk and Technology

Terence "Terry" Gallagher (I)
Age: 68
Director Since: 2010
Committees: Audit, Compensation and Human Capital, and Technology

Matthew K. Harding (I)
Age: 60
Director Since: 2013
Committees: Compensation and Human Capital (Chair), Governance/Nominating, and Technology

Edward "Ed" J. Leppert (I)
Age: 63
Director Since: 2020
Committees: Audit (Chair) and Compensation and Human Capital

Nadine Leslie (I)
Age: 61
Director Since: 2021
Committees: Audit and Risk

Robert "Bob" McNerney (I)
Age: 65
Director Since: 2020
Committees: Risk

I **Independent**
E **Executive**
L **Lead Independent Director**
☐ **Added in the last 5 years**

(1)	Mr. Fekete has served on the board of directors of Provident Bank since 1995.

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BOARD SKILLS

The following matrix provides information regarding members of our board of directors, including certain types of knowledge, skills, experiences, and attributes possessed by one or more of them which our board has determined to be relevant to our business and structure. The matrix does not include all of the knowledge, skills, experiences, or attributes of our directors, and the fact that a particular skill is not listed does not mean that a director does not possess the skill. In addition, the lack of a particular knowledge, skill, experience, or attribute with respect to any of our directors does not mean the director is unable to contribute to the decision-making process in that area. The degree and type of knowledge, skills, and experience listed below may vary among the board members.

SKILLS
DIRECTORS	Audit/ Financial	Commercial Real Estate Knowledge	Environmental, Social & Governance	Executive Experience	Industry Knowledge	Risk	Technology/ Cyber
James P. Dunigan
Frank L. Fekete
Ursuline F. Foley
Terence Gallagher
Matthew K. Harding
Anthony J. Labozzetta
Edward J. Leppert
Nadine Leslie
Christopher Martin
Robert McNerney
John Pugliese

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Board Leadership Structure

Our board of directors believes that having an Executive Chairman, together with the appointment of an independent Lead Director, is the appropriate board leadership structure for our company. John Pugliese currently serves as the Lead Director. Christopher Martin serves as our Executive Chairman. Our board of directors has determined that the Executive Chairman, working with the President and Chief Executive Officer, is most knowledgeable about our business and corporate strategy, and is in the best position to lead the board of directors, especially in relation to its oversight of corporate strategy formation and execution. Management accountability and our board’s independence from management are best served by maintaining a super majority of independent directors, electing an independent Lead Director, and maintaining standing board committees that are comprised of independent leadership and members. The Lead Director plays an important role on our board of directors and has the following responsibilities:

•	Schedules executive sessions of the non-management directors without management present at least twice each year and advises the Executive Chairman of the schedule for such executive sessions.
•	With input from the non-management directors, develops agendas for, and presides over the executive sessions. The Lead Director, together with another non-management director, provide the Executive Chairman and the President and Chief Executive Officer with timely feedback from the executive sessions.
•	Acts as the principal liaison between the non-management directors and the Executive Chairman and the President and Chief Executive Officer on issues relating to the working relationship between our board and management, including providing input as to the quality and timeliness of information provided by management to ensure that the conduct of board meetings allows adequate time for discussion of important issues and that appropriate information is made available to our board on a timely basis.
•	Provides input to the Executive Chairman regarding board meeting agendas and meeting materials based on requests from the non-management directors.
•	Attends board committee meetings as a non-member at the invitation of the respective committee chair.

Corporate Governance

Our board of directors meets quarterly, or more often as may be necessary. The board of directors met ten times in 2023. There are five standing committees of the board of directors: the Audit, Compensation and Human Capital, Governance/Nominating, Risk, and Technology Committees. The board of directors of Provident Bank meets monthly at least 11 times a year, as required by New Jersey banking law.

All directors attended no fewer than 75% of the total number of meetings held by the board of directors and all committees of the board on which they served (during the period they served) in 2023. When the Provident and Provident Bank board of directors and committee meetings are aggregated, all directors attended no fewer than 75% of the aggregated total number of meetings in 2023. We have a policy requiring each director to attend the Annual Meeting of Stockholders. All persons serving on the board of directors at the time of the Annual Meeting of Stockholders held on April 27, 2023 participated in the meeting which was a virtual only meeting.

The five standing committees are described in greater detail below, including the names of the committee chairs and the directors currently serving on the committees, a summary of each committee’s duties and responsibilities and notes regarding the number of meetings held in 2023.

The following are some additional key features of our corporate governance practices:

•	Our board conducts an annual evaluation of the performance of the board and its committees.
•	The board reviews management talent and executive succession planning on a regular basis.
•	Our board regularly focuses on strategy with management and annually meets off-site for strategy formation and updates.
•	We have robust stock ownership guidelines for our directors and named executive officers.
•	Our board has oversight of risk management with a focus on the significant risks facing our company, including cyber risks.
•	We regularly invite industry experts to meet with our board regarding key market developments.
•	Although there are no term limits for directors, we value board refreshment, and five of our eleven directors have been added to the board in the last five years.

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AUDIT COMMITTEE

Composition	Duties and Responsibilities	2023 Meetings and Charters

Committee Chair: Mr. Leppert

Other Committee Members: Messrs. Fekete, Gallagher, and Ms. Leslie.

Each member of the Audit Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards and under SEC Rule 10A-3.

The board of directors believes that Messrs. Fekete and Leppert each qualifies as an Audit Committee financial expert as that term is defined in the rules and regulations of the Securities and Exchange Commission (“SEC”).

The duties and responsibilities of the Audit Committee include, among other things:

•  sole authority for retaining, overseeing, and evaluating a firm of independent registered public accountants to audit Provident’s annual financial statements;

•  in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Provident’s financial reporting processes, both internal and external;

•  reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•  reviewing earnings and financial releases and quarterly and annual reports filed with the SEC; and

•  approving all engagements for services by the independent registered public accounting firm.

Our Audit Committee met ten times during 2023. The Audit Committee reports to our board of directors after each meeting on its activities and findings.

The Audit Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

COMPENSATION AND HUMAN CAPITAL COMMITTEE

Composition	Duties and Responsibilities	2023 Meetings and Charters

Committee Chair: Mr. Harding

Other Committee Members: Messrs. Dunigan, Gallagher, and Leppert

Each member of the Compensation and Human Capital Committee (“Compensation Committee”) has been determined to be independent as defined in the New York Stock Exchange corporate governance listing standards.

The Compensation Committee is responsible for, among other things:

•  reviewing the performance of, and the compensation payable to, our named executive officers, including the President and Chief Executive Officer;

•  the compensation payable to our non-management directors;

•  CEO succession planning;

•  human capital management oversight, including diversity and inclusion and pay equity;

•  reviewing and evaluating incentive compensation plans and risks associated with such plans; and

•  engaging the compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”).

The Compensation Committee’s oversight of our incentive compensation plans includes setting corporate performance measures and goals consistent with principles of safety and soundness, approving awards, and administering long-term equity awards.

Director compensation is established by our board of directors upon the recommendation of the Compensation Committee and is discussed in this Proxy Statement under the heading “Director Compensation.”

The Compensation Committee met six times during 2023.

The Compensation Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

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GOVERNANCE/NOMINATING COMMITTEE

Composition	Duties and Responsibilities	2023 Meetings and Charters

Committee Chair: Mr. Fekete

Other Committee Members: Messrs. Dunigan, Harding, and Pugliese.

Each member of the Governance/Nominating Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards.

The functions of our Governance/Nominating Committee include, among other things:

•  evaluating and making recommendations to the board concerning the number of directors and committee assignments;

•  establishing the qualifications, skills, relevant background, diversity, and other selection criteria for board members;

•  making recommendations to the board concerning board nominees;

•  conducting evaluations of the effectiveness of the operation of the board and its committees;

•  developing and maintaining corporate governance principles;

•  recommending revisions to the code of business conduct and ethics;

•  oversight of ESG Committee progress and activities; and

•  making recommendations to the board regarding director orientation and continuing education.

The Governance/Nominating Committee met five times during 2023.

The Governance/Nominating Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

RISK COMMITTEE

Composition	Duties and Responsibilities	2023 Meetings and Charters

Committee Chair: Mr. Dunigan

Other Committee Members: Mr. McNerney, Ms. Foley, and Ms. Leslie.

Each member of the Risk Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards.

Our entire board of directors is engaged in risk management oversight. The separate standing Risk Committee facilitates our board’s risk oversight responsibilities.

The Risk Committee oversees the overall risk management activities employed by management in pursuit of:

•  maintaining an effective culture of discipline that provides proper guidance and support for a sound, effective, and coordinated enterprise risk management process designed to identify potential events that may affect our business and to appropriately manage risks in order to provide reasonable assurance that our stated objectives will be achieved; and

•  identifying potential emerging risks in a routine and systematic manner, assessing the implications of those risks to our business, and managing those risks in a manner consistent with reducing the probability of their occurrence and potential consequences to our company to an acceptable level.

Our Risk Committee receives regular reports from management, including the Chief Risk Officer, the Chief Credit Officer, and Chief Information Security Officer, and reports regarding interest rate, liquidity, credit, operational, compliance, technology, data security, third party and cyber risks, as well as other relevant risks and the actions taken by management to adequately address and mitigate those risks.

The Risk Committee met ten times during 2023.

The Risk Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

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TECHNOLOGY COMMITTEE

Composition	Duties and Responsibilities	2023 Meetings and Charters

Committee Chair: Mr. Pugliese

Other Committee Members: Ms. Foley and Messrs. Gallagher and Harding.

Each member of the Technology Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards.

The Technology Committee assists the board of directors in its oversight responsibility of our technology strategy, including trends and significant investments, and technology-related risks, including cyber and data security risks.

•  Review the company’s technology strategy and associated budget and expenditures for the company’s business lines;

•  Review and, where appropriate, make recommendations to the board regarding significant technology investments in support of the company’s technology, data, and digital strategies;

•  Review the major technology risk exposure, including operational aspects of information security and cybersecurity risks, and the steps taken to monitor and control such exposures; and

•  Receive reports from management regarding the company’s business continuity planning.

The Technology Committee met four times during 2023.

The Technology Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website www.provident.bank.

BOARD NOMINEE EVALUATION AND SELECTION PROCESS

Our Governance/Nominating Committee identifies nominees for director by first assessing the performance, qualifications, and skills of the current members of our board of directors willing to continue service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. A director is not eligible to be elected or appointed to the board of directors after reaching age 73.

In the case of a current member of the board of directors, prior to re-nomination an evaluation of the board member’s performance is conducted by the Governance/Nominating Committee using a written self-evaluation submitted by the current member. In addition, each other director provides input on each nominee in one-on-one interviews conducted by the Chair of the Governance/Nominating Committee, who then provides feedback to each current member considered for re-nomination based on the input received from other directors and from the Governance/Nominating Committee.

If a vacancy should exist on our board, or if the size of the board is increased, the Governance/Nominating Committee will solicit suggestions for director candidates from all board members. In addition, the Governance/Nominating Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. Persons under consideration to serve on our board of directors must have the highest personal and professional ethics and integrity.

ANNUAL BOARD AND COMMITTEE PERFORMANCE EVALUATIONS

Each year the board of directors conducts an evaluation of the board’s performance that seeks feedback from each director on the functioning of the board, including the board’s committee structure and leadership, culture, process, skills, and resources. Typically, this evaluation is conducted using written questionnaires and the responses are reviewed by the Governance/Nominating Committee and discussed at a meeting of the board of directors. In the past the board of directors has utilized, and annually considers the use of, a third party to assist in the annual performance evaluation.

Each committee of the board of directors conducts an annual written assessment of the committee’s performance which is reviewed by the committee and reported to the Governance/Nominating Committee.

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PROCEDURES FOR THE RECOMMENDATION OF DIRECTORS BY STOCKHOLDER

If a determination is made that an additional candidate is needed for our board, the Governance/Nominating Committee will consider candidates properly submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary at Provident Financial Services, Inc., 111 Wood Avenue South, P.O. Box 1001, Iselin, New Jersey 08830-1001. The Corporate Secretary must receive a submission not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting. A stockholder’s submission must be in writing and include the following information:

•	the name and address of the stockholder as they appear on our books, and the number of shares of our common stock that are beneficially owned by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);
•	the name, address, and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);
•	a statement of the candidate’s business and educational experience;
•	such other information regarding the candidate as would be required to be included in our proxy statement pursuant to SEC Regulation 14A;
•	a statement detailing any relationship between the candidate and Provident, Provident Bank, and any subsidiaries of Provident Bank;
•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident and Provident Bank;
•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Stockholder submissions that are timely and that meet the criteria outlined above will be forwarded to the Chair of our Governance/Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation at an Annual Meeting of our stockholders must comply with the procedural and informational requirements described later in this Proxy Statement under the heading “Advance Notice Of Business To Be Conducted at an Annual Meeting.”

MAJORITY VOTING POLICY

Our board of directors believes that each director should have the confidence and support of our stockholders. To that end, we have a majority voting policy that applies in uncontested elections of directors at a stockholders’ meeting. The policy is not applicable in any contested director election. Under our majority voting policy, any incumbent director nominee in an uncontested election who receives a greater number of votes “WITHHELD” than votes cast “FOR” at a meeting of stockholders shall promptly tender his or her proposed resignation following the certification of the stockholder vote.

The Governance/Nominating Committee will consider the resignation and will recommend to the board whether to accept the resignation or take other action, including rejecting the resignation and addressing any apparent underlying causes of the failure of the director to obtain a majority of votes “FOR” his or her election. The board will act on the Governance/Nominating Committee’s recommendation no later than 90 days following the certification of the stockholder vote. The company will publicly disclose the board’s decision and process in a periodic or current report filed with or furnished to the SEC within 90 days following the certification of the stockholder vote. Any director who tenders his or her resignation will not participate in the Governance/Nominating Committee’s or full board’s deliberations, considerations or actions regarding whether or not to accept or reject the resignation or take any related action.

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STOCKHOLDER AND INTERESTED PARTY COMMUNICATIONS WITH THE BOARD

Our stockholders and any other interested party may communicate with the board of directors, the non-management directors, the Lead Director or with any individual director by writing to the Chair of the Governance/Nominating Committee, c/o Provident Financial Services, Inc., 111 Wood Avenue South, P.O. Box 1001, Iselin, New Jersey 08830-1001. A communication from a stockholder should indicate that the author is a stockholder and, if shares of our common stock are not held of record, the letter should include appropriate evidence of stock ownership.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a Code of Business Conduct and Ethics that applies to each of our directors, officers, and employees, including the principal executive officer, principal financial officer, principal accounting officer, and all persons performing similar functions. Compliance with our Code is essential and promotion of its principles of honesty, integrity, and fair dealing, as well as compliance with laws and regulations, is the responsibility of each and every one of our directors, officers, and employees. Our Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank. Amendments to and waivers from our Code of Business Conduct and Ethics will also be disclosed on Provident Bank’s website.

Ethical Business Practices

Our Code of Business Conduct and Ethics outlines our shared values which challenge us to place the needs and well-being of the people we serve first. Everything we do is driven by our shared values that connect us across business units and functional areas of our business. These shared values shape our company’s culture, guiding and enabling each of us to make a positive difference for all our stakeholders. We have adopted the following Guiding Principles to assist us in our efforts:

Act with Integrity

•	Be honest, transparent, and trustworthy
•	Do what’s right and hold others to that standard
•	Seek to understand, actively listen, and assume positive intent of others
•	Contribute to a work climate where diversity in background and thought are valued and supported

Be Accountable

•	Hold each other to a high standard of ownership and responsibility
•	Set challenging goals without fear of failure
•	Use good judgment and communicate with transparency
•	Align efforts to support the business plans and strategies of the company

Promote Teamwork

•	Welcome new team members and seek opportunities to make those around us better
•	Embrace collaboration to achieve greatness
•	Value each other’s abilities and partner together, regardless of level, to achieve shared goals
•	Encourage each other and celebrate our successes

Pursue Excellence

•	Strive to perform with the highest degree of competence and professionalism
•	Provide the highest level of service to our customers and each other
•	Deliver our best by engaging the right people and removing barriers to get things done
•	Courageously challenge the way we do our business in pursuit of being even better

Build for the Future

•	Develop our collective knowledge, skills, and capabilities through constant learning
•	Foster a culture that embraces positive change and rewards creativity and innovation
•	Make decisions that support the long-term success of the company
•	Build on our legacy of commitment to positively impact our customers, communities, and ourselves

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CORPORATE GOVERNANCE PRINCIPLES

Our board of directors has adopted Corporate Governance Principles which are posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank. These Corporate Governance Principles cover the general operating policies and procedures followed by our board of directors including:

•	establishing the size and composition of our board of directors and the desired diversity, qualifications, and skills of directors;
•	setting a minimum stock ownership requirement for directors at an amount having a value equal to five times a director’s annual cash retainer;
•	providing for director orientation, continuing education, and an annual performance assessment of our board of directors;
•	selecting board committee leadership and membership; and
•	reviewing annual compensation paid to the non-management directors as recommended by the Compensation Committee.

The Corporate Governance Principles provide for our board of directors to meet in regularly scheduled executive sessions without management at least two times a year. Five executive sessions were conducted in 2023. John Pugliese, our Lead Director, presided over these executive sessions conducted by the non-management directors, all of whom are independent. Following these executive sessions, the Lead Director and another non-management director met with the Executive Chairman and the President and Chief Executive Officer to provide real time feedback from the session.

DIRECTOR INDEPENDENCE

The New York Stock Exchange rules provide that a director does not qualify as independent unless the board of directors affirmatively determines that the director has no direct or indirect material relationship with the company. The New York Stock Exchange rules require our board of directors to consider all relevant facts and circumstances in determining the materiality of a director’s relationship with Provident and permit the board of directors to adopt and disclose standards to assist the board in making independence determinations. Accordingly, our board of directors has adopted Independence Standards to assist the board in determining whether a director has a material relationship with the company. These Independence Standards, which should be read with the New York Stock Exchange rules, are available on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

Our board of directors conducted an evaluation of director independence, based on the Independence Standards and the New York Stock Exchange rules. In connection with this review, our board of directors considered relevant facts and circumstances relating to relationships that each director and his or her immediate family members and their related interests had with Provident. In connection with its evaluation of director independence, the board considered the following relationships and transactions:

•	Mr. Harding is an officer of a corporation which has a 1% ownership interest in, and is a general partner of, a limited partnership and is the non-member manager of a limited liability company. Both the limited partnership and the limited liability company are partners of an entity that has a commercial real estate loan and line of credit with Provident Bank. These loans were made in the ordinary course of business, were made on substantially the same terms prevailing for loans made to others unrelated to Provident Bank, and do not involve more than the normal risk of collectability or present other unfavorable features; and
•	Mr. McNerney’s appraisal firm conducted appraisals for Provident Bank during 2023. His appraisal firm received fees not exceeding $3,500 for appraisal work performed for Provident Bank during 2023.

After its evaluation, our board of directors affirmatively determined that Ms. Foley, Ms. Leslie and Messrs. Dunigan, Fekete, Gallagher, Harding, Leppert, McNerney, and Pugliese are each an independent director. The board of directors determined that Messrs. Martin and Labozzetta are not independent because they serve as executive officers of Provident and Provident Bank.

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TRANSACTIONS WITH CERTAIN RELATED PERSONS

Federal laws and regulations generally require that all loans or extensions of credit by Provident Bank to directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Regulations also permit directors and executive officers to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to participating employees.

As of December 31, 2023, Provident Bank had aggregate loans and loan commitments totaling $3.57 million to its executive officers or their related entities. These loans and loan commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features. It is the policy of Provident Bank that no loan or extension of credit of any type shall be made to any member of the board of directors or their immediate family, or to any entity which is controlled by a member of the board of directors or their immediate family and none existed as of December 31, 2023.

Our Code of Business Conduct and Ethics requires directors and executive officers to promptly disclose any interest they may have in any proposed transaction involving Provident or Provident Bank, and any such director or executive officer shall abstain from any deliberation or voting on the transaction. Any such transaction requires the approval of a majority of the directors who have no interest in the proposed transaction. In addition, our directors and executive officers annually disclose any transactions, relationships, or arrangements they or their related interests may have with Provident or Provident Bank. These disclosures, together with information obtained from each director’s annual statement of interest form, are used to monitor related party transactions and make independence determinations.

Our insurance agency subsidiary, Provident Protection Plus, Inc. leases space from a real estate management company of which George Lista, an executive officer, is a 50% owner. We made lease payments of $245,000 to that real estate management company in 2023.

ANTI-HEDGING POLICY

Our stock trading policy prohibits our directors, officers, and employees from engaging in any transaction designed to hedge or offset the economic risk of owning shares of our common stock. Accordingly, any hedging, derivative, or other similar transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of our common stock would affect the value of the shares of common stock owned by a director, officer, or employee, is prohibited. In addition, the policy provides that our directors, officers, and employees should avoid pledging their shares of our common stock as collateral for a margin account or loan.

STOCKHOLDER ENGAGEMENT AND FEEDBACK

Provident engages with stockholders to better understand their perspectives on topics including corporate governance, ESG strategy, and executive compensation. In 2023, we concentrated our outreach efforts on four institutional holders, which represented approximately 17.4% of our ownership as of December 31, 2023.

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Audit Committee Matters

Audit Committee Report

Pursuant to rules and regulations of the SEC, this Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC subject to Regulation 14A or 14C or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Our Audit Committee operates under a written charter approved by our board of directors, which is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

Management has primary responsibility for the internal control and financial reporting process, and for making an assessment of the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue an opinion on those financial statements, and for providing an attestation report on the company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, our Audit Committee has:

•	reviewed and discussed with management, and our independent registered public accounting firm, the audited consolidated financial statements of Provident for the year ended December 31, 2023;
•	discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board; and
•	received and reviewed the written disclosures and the letter from our independent registered public accounting firm mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence from Provident.

Based on the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited consolidated financial statements for the year ended December 31, 2023 and related notes be included in Provident’s Annual Report on Form 10-K for the year ended December 31, 2023 and filed with the SEC. In addition, the Audit Committee approved the re-appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024, subject to the ratification of this appointment by our stockholders.

THE AUDIT COMMITTEE OF PROVIDENT FINANCIAL SERVICES, INC.

Edward J. Leppert (Chair)
Frank L. Fekete
Terence Gallagher
Nadine Leslie

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Compensation and Human Capital Committee Additional Matters

Compensation Committee Interlocks and Insider Participation

Messrs. Dunigan, Gallagher, Harding, Leppert, and Pugliese served as members of the Compensation Committee during all or a portion of 2023. None of these directors has ever been an officer or employee of Provident and, none of them are executive officers of any other entity where one of our executive officers serves on the compensation committee or the board of directors, or which had any transactions or relationships with us in 2023 that would require specific disclosures in this Proxy Statement under SEC rules.

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Compensation Discussion and Analysis

Overview

The following discussion provides an overview and analysis of our Compensation Committee’s philosophy and objectives in designing Provident’s compensation programs, as well as the compensation determinations and rationale for those determinations relating to our Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executive officers for 2023. These individuals named below are collectively referred to as our “named executive officers”:

Name	Title
ANTHONY J. LABOZZETTA	President and Chief Executive Officer
THOMAS M. LYONS	Senior Executive Vice President and Chief Financial Officer
JOHN KUNTZ	Senior Executive Vice President and Chief Administrative Officer of Provident Bank(1)
VALERIE O. MURRAY	Executive Vice President and Chief Wealth Management Officer of Provident Bank and President of Beacon Trust Company
GEORGE LISTA	Executive Vice President and President of Provident Protection Plus
(1)	In accordance with our established succession plan, Mr. Kuntz served as Senior Executive Vice President, General Counsel, and Corporate Secretary of Provident Financial Services, Inc. and Senior Executive Vice President and Chief Administrative Officer of Provident Bank until July 31, 2023, and continues to serve as Senior Executive Vice President and Chief Administrative Officer of Provident Bank.

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Executive Summary

Our executive compensation program is designed to align pay with performance in a manner consistent with safe and sound business practices and sustainable financial performance, while supporting the long-term interests of our stockholders. The key features of our executive compensation program are:

•	A pay for performance philosophy aligning executive compensation with business strategies and generating stockholder returns;
•	Executive salaries and total compensation evaluated based on data from a regional peer group of publicly-traded banks of comparable size and business model;
•	Annual cash incentive compensation opportunities tied to key corporate performance goals established by the Compensation Committee;
•	Long-term incentive compensation opportunities tied to key corporate performance goals established by the Compensation Committee, subject to a relative total stockholder return modifier, over a multi-year period;
•	A significant portion (at least 75%) of the target value of equity grants to our named executive officers are performance-based;
•	No dividends are paid on stock awards subject to either time-vesting or performance-vesting conditions unless and until the awards have vested;
•	Incentive compensation plans that provide for risk mitigation and accountability, authorizing our Compensation Committee to condition incentive compensation awards with clawback, (including the new mandatory clawback policy we adopted during 2023), deferral, and adjustment provisions, and settlement in stock subject to holding periods;
•	Executives are subject to robust share ownership guidelines;
•	Executives are prohibited from engaging in hedging transactions to offset the economic risk of owning our common stock;
•	Perquisites are limited;
•	No excise tax gross-ups, pursuant to Section 280G of the Internal Revenue Code, are contained in employment, change in control agreements or any other executive compensation arrangements;
•	Active oversight by the Compensation Committee consisting solely of independent directors; and
•	Assistance regularly provided to the Compensation Committee by an independent compensation consultant selected by the Compensation Committee.

Strategic Highlights

Our Compensation Committee believes that executive compensation should be linked to Provident’s overall strategic success and financial performance and the contribution of its executives to that success.

Highlights of Provident’s 2023 strategic operating and financial performance include:

•	Our management team continued to prepare for the pending merger with Lakeland Bancorp, Inc., to create the premier super-community bank in our region. The teams have worked tirelessly to be ready for conversion while keeping a positive customer and employee experience in the forefront of the planning process.
•	Provident reported solid financial results for 2023 despite challenging market conditions throughout the year. For the year ended December 31, 2023, net income totaled $128.4 million, or $1.72 per basic share and $1.71 per diluted share.
•	Provident grew loans 6.1% for the year and was able to maintain funding costs among the best in our peer group given market conditions. Our fee income from the wealth management and insurance agency businesses continue to make significant contributions to our overall financial success. We’ve been able to maintain our non-interest expense adjusted for merger-related charges, credit loss expense for off-balance sheet credit exposure and contingent litigation reserves as a percentage average assets at a strong 1.90%.
•	Our annualized return on average assets for 2023 was 0.92%. Our annualized return on average tangible equity for 2023 was 10.84%. Our 2023 net interest margin (net interest income divided by average interest earning assets) decreased 21 basis points to 3.16% compared to 3.37% for 2022.
•	Total assets as of December 31, 2023 were $14.2 billion, a $427.4 million increase from December 31, 2022.
•	Our disciplined underwriting has resulted in consistently strong overall credit quality metrics and net charge-offs at low levels.
•	We maintained our regular quarterly cash dividend to stockholders of $0.24 per share in 2023.
•	Our capital position remained strong, and we exceeded all regulatory requirements for well-capitalized status.

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Key Executive Compensation Actions

The Compensation Committee regularly reviews the components of our executive compensation program with advice from its independent compensation consultant and after giving due consideration to the most recent nonbinding stockholder advisory vote on executive compensation, which in 2023 resulted in a favorable vote of approximately 97% of the votes cast on the matter.

Highlights of key compensation actions taken in 2023 were:

•	2023 Base Salary: Mr. Labozzetta’s base salary was increased 26.9% from $650,000 to $825,000, reflecting his performance during his first full year as President and Chief Executive Officer and in consideration of peer group market data, where his total direct compensation was below the 25th percentile. The other named executive officers received salary increases of 3.6%, 3.0%, 6.7%, and 3.3% for Messrs. Lyons, Kuntz, Lista, and Ms. Murray respectively. Mr. Lista’s increase reflected his performance during the year and a market adjustment.
•	2023 Cash Incentives: Annual cash incentives were paid at 50% of target for the named executive officers, with the exception of Ms. Murray and Mr. Lista, who earned cash incentives equal to 98.5% and 102.1% of target opportunity, respectively, in accordance with their performance against the incentive plans applicable to their business lines. Annual cash incentive opportunities for Messrs. Labozzetta, Lyons, and Kuntz, are based on the bank’s financial performance against goals, which was adversely impacted during 2023 by unanticipated market events including the liquidity crisis stemming from prominent large bank failures as well as the significant Federal Reserve rate hikes that impacted deposit costs and interest rate margins. These events and the negative consequences associated with them were not contemplated at the time of corporate goal setting, which were set above the prior year’s goals and actual performance, and were viewed as not within management’s control. Based on the strong performance of the executive management team in successfully navigating through the liquidity crisis, maintaining a favorable cost of deposits relative to peers, and managing credit quality under extraordinary circumstances, the Compensation Committee determined a minimum payment at threshold, or 50% of target, was appropriate. Ms. Murray’s and Mr. Lista’s cash incentive plans are based on 20% Bank performance results and 80% on their respecitve business lines results. Ms. Murray’s and Mr. Lista’s cash incentive awards reflects the Bank results at 50% and the results of their respective business lines, at 110.61% for Beacon Trust and 115.14% for Provident Protection Plus. Mr. Lista is also eligible for commissions for certain Provident Protection Plus customers. His earned commissions for 2023 were $318,000.
•	2023 Long-Term Incentives: In accordance with the defined plan, we granted our named executive officers a mix of performance-vesting stock awards (75% of target grant value) and time-vesting stock awards (25% of target grant value). The performance-based awards are eligible to vest at the end of a three-year period based upon the achievement of performance goals which include projections of a multi-year return on core average assets and core return on average tangible equity, subject to a relative total stockholder return (TSR) modifier against an indexed peer group. The time-based awards vest ratably over three years.
•	Vesting of Long-Term Incentives for the 2021-2023 Vesting Period: Performance-vesting stock awards for the 2021-2023 performance period vested on March 3, 2024. The company achieved performance at maximum level for both the cumulative average core return on average assets and the cumulative average core return on tangible equity goals. Our TSR was above the 25th percentile but below the 75th percentile so no modifier was applied to the return on average tangible equity goal. Consequently the shares vested at 150% of target.

Compensation Consultants

Our Compensation Committee retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”) to assist with compensation planning and analysis. FW Cook was retained by and reported directly to the Compensation Committee and did not perform any other services for Provident, Provident Bank, or their affiliates or their management. The Compensation Committee periodically meets with its compensation consultant in executive session without management.

The Compensation Committee considered the independence of FW Cook in light of SEC rules and New York Stock Exchange corporate governance listing standards and received a report from FW Cook addressing the independence of the firm and its consultants. The Compensation Committee discussed these considerations and concluded that the work performed by FW Cook and its consultants involved in the engagement did not raise any conflict of interest and concluded that they were independent Compensation Committee consultants.

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Executive Compensation Philosophy

Our Compensation Committee believes that our executive compensation program is consistent with promoting sound risk management and long-term value creation for our stockholders. The program is intended to align the interests of our executive officers and employees with stockholders by rewarding performance against established corporate financial goals, strong executive leadership, and superior individual performance. By offering annual cash incentives, long-term equity compensation, and competitive benefits, we strive to attract, motivate, and retain a highly qualified and talented team of executives who will help maximize long-term financial performance and earnings growth.

The total compensation paid to each named executive officer is based on the executive’s level of job responsibility, corporate financial and market performance measured against annual and long-term goals, an assessment of the executive’s individual performance and the competitive market. For the named executive officers and other members of executive management, annual and long-term incentive compensation is linked more directly to corporate financial performance, because these executives are in leadership roles that influence corporate financial results.

Benchmarking and Peer Groups

The Compensation Committee is responsible for the design, implementation, and administration of the compensation program for our executive officers. FW Cook reviewed our executive compensation program for 2023, which included a review and recommendation of an appropriate peer group for assessing competitive compensation practices, and for making performance comparisons. The Compensation Committee used the following two peer groups when making its 2023 executive compensation determinations:

•	The KBW Regional Bank Index (KBW Index) was used to compare long-term performance achievement. The KBW Index is designed to track the performance of publicly traded US Regional Banks and thrifts. The Compensation Committee believes this index serves as an appropriate relative measure of Provident’s long-term performance.
•	A regional peer group of 17 publicly traded thrift and banking institutions in the Northeast was used for the compensation benchmarking of our executives. The regional peer group is used for setting compensation levels because these banks are broadly reflective of the environment in which Provident competes for executive talent, and they provide a good indicator of the current competitive range of compensation. Provident’s asset size ($14.21 billion) is within a reasonable range of the regional peer median ($13.64) billion as of December 31, 2023. Additional consideration was given to business model and performance. The individual peer banks used in 2023 are unchanged from 2022. The current members of the peer group are as follows:

Berkshire Hills Bancorp, Inc.	First Commonwealth Financial Corporation	Northwest Bancshares, Inc.
Brookline Bancorp, Inc.	Flushing Financial Corporation	OceanFirst Financial Corp.
Community Bank System, Inc.	Fulton Financial Corporation	S&T Bancorp, Inc.
Customers Bancorp, Inc.	Independent Bank Corp.	Valley National Bancorp
Dime Community Bancshares, Inc.	Lakeland Bancorp, Inc.	WSFS Financial Corporation
Eastern Bankshares, Inc.	NBT Bancorp Inc.

The Compensation Committee evaluates the peer groups annually for suitability and may modify peer groups from time to time based on mergers and acquisitions within the industry or other relevant factors. While our executive compensation program targets each named executive officer’s base salary, annual cash incentives, and long-term equity compensation at peer median levels, actual compensation paid to a named executive officer may vary based on other factors, such as the individual’s performance, experience, responsibilities, and competitive market conditions.

Role of Management

Although the Compensation Committee is ultimately responsible for designing our executive compensation program, input from our Chief Executive Officer is critical in ensuring that the Compensation Committee has the appropriate information needed to make informed decisions. The Chief Executive Officer participates in compensation-related actions associated with the other named executive officers purely in an informational and advisory capacity. He presents the other named executive officers’ performance summaries and recommendations relating to their compensation to the Compensation Committee for its review and approval. The Chief Executive Officer neither recommends nor participates in Compensation Committee deliberations regarding his own compensation.

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Elements of 2023 Executive Compensation

We pay our named executive officers in accordance with a pay for performance philosophy by providing competitive compensation for demonstrated performance. The Compensation Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual cash incentive compensation, long-term equity awards (which are predominately performance-based), a competitive benefits package, and limited perquisites.

Compensation Element	Description or Purpose	Link to Performance	Fixed/ Performance- Based	Short or Long- Term
Base Salary	Attract and retain executives	Based on individual performance, experience, and scope of responsibility	Fixed	Short-Term
Annual Cash Incentive	Drive annual performance achievement of critical operating, financial, and/or strategic goals	Links executive compensation to factors that are important for the company’s success	Performance-Based	Short-Term
Long-Term Incentive Awards	Drive multi-year performance to create long-term stockholder value, align executives with stockholder interests, and serve as a retention tool through multi-year vesting	75% of the target value of equity awards is based on pre-established company performance goals	Performance-Based	Long-Term
Benefits	Supplemental Defined Contribution Benefit Plan	Non-Qualified excess plan to maintain qualified plan benefits limited by IRS rules	Fixed	Long-Term
Other Compensation	Retirement plans and health and welfare benefits on the same basis as other employees with limited perquisites	Benefit plans maintain competitive total compensation	Fixed	Short- and Long-Term

As illustrated below, in 2023 approximately 64% of the target total direct compensation (comprised of base salary, target cash incentives, and long-term equity (based on grant date fair values) for Mr. Labozzetta, and approximately 52% of the target total direct compensation to our other named executive officers, was performance-based and not guaranteed, with the exception of Mr. Lista who had 61% of his compensation being performance-based and not guaranteed. Mr. Lista’s direct compensation pay mix is 39% Fixed, 46% Cash Incentive (inclusive of annual cash incentive and commission), and 15% Equity.

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Base Salary

A competitive base salary is necessary to attract and retain talented executives. Each year, our Compensation Committee evaluates each named executive officer’s base salary level. In general, competitive base salary information and peer market data are furnished to the Compensation Committee by the independent compensation consultant, and each named executive officer’s base salary level is compared to the peer market data at the median. In setting base salary levels, the Compensation Committee also assesses each individual named executive officer’s performance, leadership, operational effectiveness, tenure in the role, and experience in the industry, as well as competitive market conditions.

In establishing base salaries for 2023, the Compensation Committee considered our company’s 2022 financial performance as well as the peer group and market compensation analysis performed by FW Cook. Based on that information, the Compensation Committee determined that the base salary increases reflected below were deemed appropriate because of the company’s strong financial performance in 2022, the relative positioning of individual base salaries to the peer group, individual performance, and broad merit increase budgets. Mr. Labozzetta’s increase was more significant than the others because his base salary was significantly below the peer median as the Compensation Committee has followed a multi-year pay adjustment process in conjunction with his promotion to President and Chief Executive Officer.

Name	2023 Salary	2022 Salary	% Change
Anthony J. Labozzetta	$825,000	$650,000	26.9%
Thomas M. Lyons	$550,000	$531,000	3.6%
John Kuntz	$550,000	$534,000	3.0%
Valerie O. Murray	$475,000	$460,000	3.3%
George Lista	$320,000	$300,000	6.7%

Annual Cash Incentive Payment/Executive Annual Incentive Plan for 2023

Annual cash incentive opportunities are provided to our named executive officers to align the attainment of annual corporate financial performance objectives with executive compensation. At the beginning of each year, the Compensation Committee assigns corporate financial goals and a range of annual cash incentive award opportunities to each named executive officer. The award opportunities are linked to a specific target and range of performance results for multiple corporate financial performance measures and are calculated as a percentage of the named executive officer’s base salary.

Our Compensation Committee established the performance goals for 2023 under the Executive Annual Cash Incentive Plan which provided the opportunity for a cash incentive payment based upon the achievement of corporate goals. The targeted levels of incentive opportunity for 2023 were as follows:

	Annual Cash Incentive as a % of Base Salary
Participant	Threshold	Target	Maximum
President and Chief Executive Officer	37.5%	75%	112.5%
Chief Financial Officer, Chief Administrative Officer, Chief Wealth Management Officer	25%	50%	75%
President, Provident Protection Plus	20%	40%	60%

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For Mr. Labozzetta and the other named executive officers, the Compensation Committee established the following 2023 goals (collectively, the “Corporate Goals”) and relative weightings for the Executive Annual Cash Incentive Plan. The Earnings Per Share and Net Income Corporate Goals are consistent with the Corporate Goals used in the prior year. For 2023, the Efficiency Ratio replaced the Expense Ratio used in 2022. The committee made this change as it viewed measuring expenses in relation to revenue a better metric of management’s effectiveness in managing expenses and more aligned with peer practice. The metrics established to measure performance against the Corporate Goals in 2023 were set above the 2022 goals and actual performance. The Compensation Committee believes these metrics meaningfully demonstrate a focus on building stockholder value and sound business practices aligned with the strategic plan:

Corporate Goals	Weight	Threshold 85%	Target(1) 100%	Maximum 110%	Achievement*
Earnings Per Share	40%	$2.05	$2.42	$2.67	$1.84
Net Income (in millions)	40%	$153.5	$180.7	$199.5	$138.0
Efficiency Ratio(2)	20%	53.86%	50.89%	48.66%	54.84%
*	Reflects allowable adjustments under the plan, including merger-related charges.
(1)	Performance is interpolated between the Threshold and Maximum opportunity levels.
(2)	Represents the ratio of non-interest expense divided by net revenue.

Despite the significant and unanticipated unfavorable developments to our operating environment, which materialized with great velocity after the Compensation Committee set the 2023 goals, the Compensation Committee chose not to modify the goals to continue to motivate the team to execute against exceedingly stretched goals in the new environment that began in the Spring of 2023.

Under the Executive Annual Cash Incentive Plan, incentive payments based on Provident’s actual 2023 financial performance would be made if financial performance met or exceeded 85% of any one of the Corporate Goals (“Threshold”). The payout curve under this annual incentive plan provides a 50% of Target payout for each metric at Threshold performance achievement and 150% of Target for each metric at Maximum performance achievement. Based on actual achievement, performance results were below Threshold.

The Compensation Committee has authority to adjust actual financial performance results for extraordinary, unusual, and/ or non-recurring items. Consistent with that authority, and with past practices related to certain strategic acquisitions by Provident, the Compensation Committee determined that it was appropriate to exclude $6.3 million of merger-related charges associated with the pending merger with Lakeland Bancorp, Inc., $2.7 million for legal settlements and contingencies, and $0.5 million for the FDIC Special Assessment, all net of tax.

After calculating the results, performance fell short of Threshold. At the time the Corporate Goals were established, the market disruption and banking turmoil leading to the failures of certain large banking institutions were not contemplated. The liquidity crisis impacting the entire industry required the company to maintain heightened levels of liquidity impacting earnings and caused customers to seek enhanced deposit insurance coverage increasing the company’s cost of funds. In addition, the economic forecast used to establish the provision for credit losses worsened, resulting in provisioning that materially exceeded planned amounts, despite strong credit quality and nominal charge-offs. Given these unanticipated market driven conditions and management’s success in navigating through these events, the Committee determined that the calculated result of 0% payout would not be appropriately linked to performance because it failed to recognize the management team’s actions that protected and enhanced long-term stockholder value in the face of the significant and rapid deterioration in the industry. Therefore, based on a holistic evaluation of performance, the Committee determined that payout under the Executive Annual Cash Incentive Plan should be made at Threshold.

Ms. Murray’s cash incentive is based on 20% bank performance and 80% wealth management business goals, which are Total Net Income without allocated expenses (weight 40%) with a target of $8.8 million, AUM from New Business (weight 30%) with a target of $225 million, and Retention of Client Relationships with a target of 95%. Threshold and maximum performance levels are established consistent with the Corporate Goals. Actual performance compared with the goals under the wealth management portion of the plan for Ms. Murray is shown in the table below.

		Threshold	Target	Max
Metric	Weight	50%	100%	150%	Achievement
Total Net Income (in millions without allocated expenses)	40%	$7.5	$8.8	$9.7	$8.5
AUM from New Business (in millions)	30%	$191.0	$225.0	$248.0	$239.9
Retention of Client Relationships	30%	81%	95%	105%	94%
Cash Incentive Plan Achievement Target Plus

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Mr. Lista’s cash incentive is based on 20% bank performance and 80% Provident Protection Plus business goals, which are Pre-tax net income (weight 60%) with a target of $4.1 million, Total Property & Casualty Commissions Revenue (weight 20%) with a target of $11.4 million and Provident Protection Plus Efficiency Ratio (weight 20%) with a target of 69.4%. Threshold and maximum performance levels are established at 90% and 150% of plan respectively. Actual performance compared with the goals under the Provident Protection Plus portion of the plan for Mr. Lista is shown in the table below.

		Threshold	Target	Max
Metric	Weight	90% of plan	100% of plan	150% of plan	Achievement
Pre-tax Net Income	60%	$3.7	$4.1	$6.2	$4.8
Total P&C Commissions Revenue	20%	$10.3	$11.4	$17.2	$12.4
PPP Efficiency Ratio	20%	76.4%	69.4%	65.9%	66.2%
Cash Incentive Plan Achievement Target Plus

Based on the foregoing, Mr. Labozzetta earned a cash incentive equal to 37.5% of his base salary, representing 50% of his target opportunity. Messrs. Lyons and Kuntz, each earned a cash incentive of 25% of base salary, representing 50% of target opportunity. Ms. Murray earned a cash incentive of 49.2% of base salary, representing 98.5% of target opportunity, with the wealth management component (80%) of the payout reflecting target plus performance and the bank component (20%) of the payout reflecting Threshold. Mr. Lista earned a cash incentive of 41% of base salary, representing 102.1% of target opportunity, with the Provident Protection Plus component (80%) of the payout reflecting Target Plus performance and the bank component (20%) of the payout reflecting Threshold.

Name	Cash Incentive	% of Salary	% of Target
Anthony J. Labozzetta	$309,375	37.50%	50.00%
Thomas M. Lyons	$137,500	25.00%	50.00%
John Kuntz	$137,500	25.00%	50.00%
Valerie O. Murray	$233,909	49.24%	98.49%
George Lista	$130,703	41.00%	102.11%

Long-Term Equity Incentives

Our 2019 Long-Term Equity Incentive Plan provides the opportunity to grant various forms of equity incentives on a performance-vesting and time-vesting basis. The Compensation Committee believes that stock ownership by our officers and employees provides a significant incentive in building long-term stockholder value by further aligning the interests of officers and employees with stockholders. This component of compensation increases in importance as Provident’s common stock appreciates in value and serves as a retention tool for executives. The inclusion of performance-vesting awards also encourages a long-term strategic focus.

It is the policy of the Compensation Committee to make equity grants when the window for trading by directors and officers in Provident common stock is open under our stock trading policy. Throughout the year, equity awards may be granted to new hires and promoted employees, or to existing employees to recognize superior performance with a grant date that falls when the window for trading is open under our stock trading policy.

The Compensation Committee established the equity component of total compensation as a percentage of base salary for our named executive officers based upon competitive total compensation data previously provided by the independent compensation consultant. To maintain competitive total compensation and to further align executive pay with long-term financial performance, the Compensation Committee generally follows the guidelines below with respect to annual performance-vesting and time-vesting equity grants:

Participant	2023 Opportunity Long-Term Equity Target Award as a % of Base Salary
President and Chief Executive Officer	100%
Chief Financial Officer, Chief Administrative Officer, Chief Wealth Management Officer	60%
President Provident Protection Plus	40%

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The composition of the 2023 long-term equity awards was as follows:

	Performance- Vesting	Time-Vesting
Participant	Restricted Stock	Restricted Stock
President and Chief Executive Officer	75%	25%
Other Named Executive Officers	75%	25%

The Compensation Committee determined that equity grants made in 2023 to the named executive officers would be 75% performance-vesting and 25% time-vesting awards. The performance-based equity awards are subject to a three-year performance period and a three-year cliff vest. The time-based awards are eligible to vest based on continued employment, ratably over three years.

Performance-vesting grants are measured at the end of a three-year period based upon performance goals established by the Compensation Committee at the time of the equity grant. For the 2023 grants, the performance goals include projections of a multi-year core return on average assets (ROAA) and core return on average tangible equity (ROATE). The core ROAA measure may exclude unanticipated and non-recurring items of revenue or expense as determined by the Compensation Committee.

The core ROATE portion of the award is subject to a relative total shareholder return (“TSR”) modifier measured against the KBW Regional Banking Index. The modifier provides for (i) a downward 20% adjustment of payout if our TSR is below the 25th percentile or (ii) an upward 20% adjustment of payout if our TSR is at or above the 75th percentile. Between the 25th percentile and the 75th percentile, the modifier has no impact on payout.

This performance framework is designed to encourage conduct that drives long-term strategic decisions suited to maximizing stockholder value, while maintaining a meaningful impact on total compensation from our three-year relative TSR and maintaining an appropriate level of at-risk compensation for retention purposes.

2023-2025 Performance Goals(1)		Threshold	Target	Maximum
Core Return on Average Assets (ROAA)	60% Weight
Multi-Year Core ROAA		112 bps.	132 bps.	139 bps.
Core Return on Average Tangible Equity (ROATE)	40% Weight
Multi-Year Core ROATE		10.25%	14.52%	16.30%
(1)	Performance is interpolated between the Threshold and Maximum opportunity levels.

The Compensation Committee has determined that the performance goals for long-term equity awards are appropriately set such that participants will attain: (i) the threshold level of performance if minimum expected levels of performance are achieved, which the Committee believed were reasonably likely to be attained; (ii) the target level of performance if projected business plan expectations are achieved, which the Committee believed had approximately an even likelihood of either being attained or not being attained; and (iii) the maximum level of performance, which sets a cap on how much incentive compensation will be paid in the event the target level is meaningfully exceeded, which the Committee believes is difficult to achieve.

	2023 Performance-Vesting Calibration Long-Term Equity Award as a % of Target
Participant	Threshold	Target	Maximum
All Named Executive Officers	50%	100%	150%

No dividends are paid with respect to any performance-vesting or time-vesting stock award unless and until the award vests and only on that portion of the award that vests in the case of performance-vesting awards.

2021 Long-Term Equity Awards

The three-year performance-vesting awards granted in 2021 with a performance period ending December 31, 2023, vested on March 3, 2024. For that three-year measurement period, the company achieved performance at maximum on both the cumulative Average Core Return on Average Assets and the cumulative Average Core Return on Tangible Equity goals.

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LTIP Performance Goals and Results	Threshold	Target	Maximum	Achievement
Multi Year Core ROAA - 60%
ROAA - 3 year Average	0.95%	1.06%	1.11%	1.18%
Multi Year Core ROATE - 40%
ROATE - 3 year Average	9.54%	10.60%	11.13%	13.49%
Achievement is Maximum or 150%

Our TSR was above the 25th percentile, with an actual result of 37th percentile, thus no modifier was applied consistent with the award design. Consequently, the shares vested at 150% of target. As a result, Messrs. Labozzetta, Lyons, Kuntz, Lista, and Ms. Murray received 36,543 shares, 16,500 shares, 16,596 shares, 3,330 shares, and 13,750 shares, respectively along with the payment of accumulated dividends of $2.86 on each share that vested.

Benefits

We offer the named executive officers benefits that are generally available to all employees, including medical and dental, disability insurance, group life insurance coverage, an Employee Stock Ownership Plan (“ESOP”), and a 401(k) Plan with discretionary employer matching contributions. Certain of the named executive officers have accrued benefits under a noncontributory defined benefit pension plan that was frozen as of April 1, 2003 following the adoption of the ESOP. In addition to pension benefits, medical and life insurance benefits are made available to certain employees when they retire. Although these post-retirement benefits have been eliminated, certain employees with ten or more years of service at the time the benefits were eliminated, still qualify for these post-retirement benefits upon retirement. The named executive officers are also eligible for nonqualified benefits under the Non-Qualified Supplemental Defined Contribution Plan, which is designed to make up for the IRS limits on contributions to the tax-qualified 401(k) Plan and ESOP.

Perquisites

The Compensation Committee believes that perquisites should be provided on a limited basis. The following perquisites are currently provided: a club membership for Mr. Labozzetta; the use of a company-owned automobile for Mr. Labozzetta; and a monthly car allowance for Messrs. Lyons, Kuntz, Lista, and Ms. Murray. All the named executive officers are eligible for an annual medical examination at Provident’s expense. These limited perquisites are provided to maintain a competitive compensation package relative to our peers.

Elements of Post-Termination Benefits

The Compensation Committee considers the benefits listed below to be an important part of the executive compensation program and consistent with market practice. The Compensation Committee believes that providing appropriate severance benefits helps attract and retain highly qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with Provident, and by providing income continuity following an unexpected termination.

Employment Agreements

Mr. Labozzetta had an employment agreement executed in connection with the SB One acquisition that had a term that concluded on December 31, 2021. Commencing on January 1, 2022 and continuing at each January 1 thereafter, the term automatically renews for an additional year.

In the event Mr. Labozzetta terminates his employment for “good reason” or is terminated without “cause” (as each such term is defined in the employment agreement), he would receive: (1) any standard compensation and benefits that have been earned by him as of his date of termination (the “standard termination benefits”); (2) a cash lump sum payment equal to his base salary and cash bonus due for the longer of: (i) the remaining term of the agreement; or (ii) 12 months following the date of termination (the “benefits period”); and (3) continued life, medical, dental, and disability coverage during the benefits period, provided, however, that Provident or Provident Bank may make a cash equivalent payment in lieu of such coverage if such coverage is not practicable.

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Subject to certain terms and limitations, the employment agreement further provides that during its term and for a period of one year thereafter (except following a change in control), Mr. Labozzetta may not compete with, or solicit customers or employees of, Provident or Provident Bank, provided, however, that upon his termination during any renewal term, as defined in the agreement, any restrictions limiting Mr. Labozzetta from becoming an employee of or providing services to another institution would be reduced to six months.

Mr. Lista has an employment agreement executed on January 29, 2020. The term of the Agreement commenced on January 29, 2020, and will terminate at the will of either employer or employee, with or without cause, for any reason or no reason, subject to the terms of the Agreement.

In the event Mr. Lista terminates his employment for “good reason” or is terminated without “cause” (as each such term is defined in the employment agreement), the employer shall continue to pay Mr. Lista his base salary and continue his health and other insurance benefits for a period of one (1) year from the date of termination.

Provident entered into a Transition Agreement with General Release of Claims with Mr. Kuntz, effective August 2, 2023, in connection with the merger with Lakeland Bancorp. Inc. The agreement provides that Mr. Kuntz’s employment with Provident and Provident Bank will terminate as part of the management restructuring 90 days after the closing date of the merger (the “separation date”), unless prior to the separation date Mr. Kuntz resigns or dies, or his employment is terminated due to “disability” or for “cause” (each as defined in the agreement). From the closing date of the merger to the separation date or an earlier applicable date of termination (the applicable date being the “termination date”), Mr. Kuntz will serve as Special Advisor to Mr. Labozzetta in exchange for an annualized base salary of $550,000. In addition, unless Mr. Kuntz dies, resigns, or is terminated for cause prior to the separation date, he will receive a lump sum bonus payment of $875,000. If Mr. Kuntz is terminated due to disability prior to the separation date, he or his estate, as applicable, will receive a prorated amount of the bonus payment.

The agreement also provides that unless Mr. Kuntz dies, resigns, or is terminated due to disability or for cause prior to the separation date, he will receive a lump sum severance payment of $1,650,000 and in accordance with Provident’s equity plan his continued service as a non-employee director of Beacon Trust will entitle him to continue vesting all unvested and outstanding equity awards as of the termination date.

Change in Control Agreements

Change in control agreements are reserved for a limited number of executives. Benefits are payable under the change in control agreements after the executive’s qualifying termination event as described below following a change in control of Provident. We have entered into a three-year change in control agreement with Messrs. Labozzetta, Kuntz, Lyons, and Ms. Murray and a two-year change in control agreement with Mr. Lista. Each of the agreements renews on the anniversary date of its respective effective date so that the remaining term is two or three years, based on the agreement, unless otherwise terminated.

Under the agreements:

Following a change in control and during the term of the agreement, the executive is entitled to a severance payment if:

•	the executive’s employment is terminated, other than for cause, disability, or retirement; or the executive terminates employment for good reason;

Good reason is generally defined to include:

•	the assignment of duties materially inconsistent with the executive’s positions, duties, or responsibilities as in effect prior to the change in control;
•	a reduction in his or her base salary or fringe benefits;
•	a relocation of his or her principal place of employment by more than 25 miles from its location immediately prior to the change in control; or
•	a failure by Provident to obtain an assumption of the agreement by its successor.

For Messrs. Labozzetta, Kuntz, Lyons, and Ms. Murray, the change in control severance payment is equal to three times the highest level of aggregate annualized base salary and other cash compensation paid to the executive during the calendar year termination occurs, or during either of the immediately preceding two calendar years, whichever is greater. In addition, the executive is generally entitled to receive life, health, dental, and disability coverage for the remaining term of the agreement. For Mr. Lista, the change in control severance payment is equal to two times the employee’s base salary plus the sum of the bonuses for the prior two years. In addition, the executive is generally entitled to receive life, health, dental, and disability coverage for the remaining term of the agreement.

The gross benefits under the change in control agreements for the named executive officers, other than Mr. Labozzetta, are reduced to avoid an excess parachute payment under Section 280G of the Internal Revenue Code if doing so results in a greater after-tax benefit to the executive. Any payments under this plan are subject to applicable federal, state, and local taxation.

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Executive Stock Ownership Requirements

Our Compensation Committee recommended, and our board of directors adopted, stock ownership guidelines for our directors and executive officers to ensure that they have a meaningful economic stake in the company. The guidelines for our named executive officers are expressed as an amount of Provident common stock having a value equal to a multiple of the non-employee director’s annual retainer or employee’s base salary, as follows:

Directors	Non-employee Directors	5 times cash annual retainer
Tier I	Executive Chairman, President and Chief Executive Officer	6 times base salary
Tier II	Other Named Executive Officers	1.5 times base salary

Each of the named executive officers currently exceeds these guidelines. An executive’s vested restricted stock awards, unvested time-vesting restricted stock awards, and shares of Provident common stock held in the ESOP and 401(k) Plan attributable to the executive count toward compliance with the ownership guidelines. Unvested performance-vesting stock awards and unexercised stock options are not included for determining an executive’s compliance with the ownership guidelines.

Prohibition on Hedging

Our stock trading policy prohibits the named executive officers and other participants in the long-term incentive plan from engaging in any transaction designed to hedge or offset the economic risk of owning shares of our common stock. In addition, the policy provides that they should avoid pledging their shares of our common stock as collateral for a margin account or loan.

Clawback Policies

Our board of directors has adopted a clawback policy that complies with the New York Stock Exchange listing standards as mandated by the SEC. The policy requires the clawback of incentive-based compensation erroneously received by current or former executive officers after an accounting restatement (calculated based on the error that was subsequently corrected in the accounting restatement), regardless of any misconduct or knowledge of the officer who received the compensation. This policy is intended to supplement any other clawback provisions implemented by the company in effect now, or in the future.

In addition to the SEC compliant clawback policy, our cash and equity incentive awards are subject to the clawback policy and clawback provisions contained in two plans: our Omnibus Incentive Compensation Plan and the Provident Financial Services, Inc. 2024 Long-Term Equity Incentive Plan, which our board of directors recommends that the company’s stockholders vote “FOR” the approval of at the Annual Meeting. Under the Omnibus Incentive Compensation Plan, the clawback policy and provisions provide that if the company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirements under the federal securities laws, whether or not as a result of misconduct, any executive officer who received incentive-based compensation based on erroneous data during the three-year period preceding the date of the accounting restatement, is required to reimburse the company for compensation paid in excess of what would have been paid based on the data reported in the accounting restatement. All awards granted under the 2024 Long-Term Equity Incentive Plan are subject to any clawback policy that may be adopted by the company from time to time, including the above described clawback policies.

The cash and equity incentive awards granted to an employee are also subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events. Such events include termination of employment for cause, violation of material company policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply, or other conduct that is detrimental to the business or reputation of the company.

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Risk Assessment

The Compensation Committee believes that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on Provident. In addition, the Compensation Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume excessive risks. The Omnibus Incentive Compensation Plan serves as a core governance document for our cash and equity incentive compensation plans, establishing lines of authority, a foundation for relevant internal controls and procedures, and risk mitigation and accountability features, including clawbacks and deferrals.

The Compensation Committee annually assesses risks posed by the compensation plans maintained for the benefit of, and incentive compensation paid to, officers and employees. This comprehensive risk assessment is performed by our Chief Risk Officer, General Auditor, and Chief Compliance Officer and is presented to and reviewed by the Compensation Committee.

The risk assessment includes an evaluation of:

•	the design of incentive plans to ensure they satisfy bank regulatory requirements and do not encourage excessive or imprudent risk taking;
•	the internal controls over determining incentive payments and a review of the accuracy of the incentive payments and any related accruals; and
•	the board of directors’ oversight of the incentive compensation program to determine if it provides effective governance over the program and satisfies regulatory expectations.

The risk assessment conducted in 2023 concluded that our incentive compensation plans provide incentives that appropriately balance risk and reward, are compatible with effective controls and risk management, and are supportive of strong governance, including active oversight by the board of directors.

Tax Deductibility of Executive Compensation

The company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by a participant, subject to the requirements of Section 162(m), as amended by the Tax Cuts and Jobs Act in 2017. Section 162(m) generally limits to $1.0 million the deduction that a company is permitted to take for annual compensation paid to each “covered employee.” A “covered employee” includes any person who served as CEO or CFO of a company at any time during a fiscal year and the three other most highly compensated executive officers for that fiscal year and any other person who was a covered employee in a previous taxable year after December 31, 2016. The Compensation Committee may authorize compensation that is not tax deductible if it is determined to be appropriate and in the best interests of the company and our stockholders.

Compensation and Human Capital Committee Report

Pursuant to rules and regulations of the SEC, this Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC subject to Regulation 14A or 14C or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND HUMAN CAPITAL COMMITTEE OF PROVIDENT FINANCIAL SERVICES, INC.

Matthew K. Harding (Chair)
James P. Dunigan
Terence Gallagher
Edward J. Leppert

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Executive Compensation

The following table shows compensation paid or awarded with respect to our named executive officers during the years indicated. The Compensation Discussion and Analysis contains information concerning how the Compensation Committee viewed its 2023 compensation decisions for the named executive officers.

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Anthony Labozzetta President & Chief Executive Officer
	2023	818,269	825,000	—	309,375	—	121,547	2,074,191
	2022	648,269	650,000	—	655,980	—	95,043	2,049,292
	2021	604,197	678,091	—	644,870	—	79,195	2,006,353
Thomas M. Lyons Senior Executive Vice President and Chief Financial Officer	2023	549,269	330,000	—	137,500	5,089	131,917	1,153,775
	2022	530,423	318,600	—	357,257	—	108,164	1,314,444
	2021	515,462	309,600	—	366,670	—	116,562	1,308,294
John Kuntz Senior Executive Vice President, Chief Administrative Officer and General Counsel	2023	549,384	330,000	—	137,500	—	120,078	1,136,962
	2022	533,423	320,400	—	359,275	—	90,825	1,303,923
	2021	518,462	311,400	—	368,801	—	98,845	1,297,508
Valerie O. Murray Executive Vice President, Chief Wealth Officer and President of Beacon Trust	2023	474,423	332,500	—	233,909	—	89,203	1,130,035
	2022	458,846	276,000	—	61,898	—	66,221	862,966
	2021	429,231	258,000	—	317,013	—	65,220	1,069,464
George Lista Executive Vice President, President / Provident Protection Plus	2023	637,231	128,000	—	130,703	—	48,991	944,925

(1)	The amounts shown represent base salary earned during each fiscal year covered. For Mr. Lista, the amount shown in 2023 includes Commissions in the amount of $318,000, and since Mr. Lista was a NEO for the first time in 2023, pursuant to SEC rules, compensation for 2022 and 2021 is not required to be reported.
(2)	The amounts shown reflect the aggregate grant date fair value of time-vesting and performance-vesting awards computed in accordance with FASB ASC Topic 718. The grant date fair values of the performance-vesting portion of the awards are computed at Target performance achievement. The grant date fair values of the performance-vesting portion of the awards at Maximum performance achievement would be: $972,498, $389,039, $389,039, $150,885 and $391,942 for 2023 for Messrs. Labozzetta, Lyons, Kuntz, Lista and Ms. Murray, respectively; $1,039,596, $382,141, $384,324 and $331,063 for 2022 for Messrs. Labozzetta, Lyons, Kuntz, and Ms. Murray, respectively; $813,407, $367,275, $369,407 and $306,070 for 2021 for Messrs. Labozzetta, Lyons, Kuntz, and Ms. Murray, respectively.
(3)	The amounts shown reflect the grant date fair value of time-vesting stock options computed in accordance with FASB ASC Topic 718. No performance-vesting stock options were granted in the years presented.
(4)	The amounts shown reflect the payment made under the Executive Annual Incentive Plan. Please see the section titled “Compensation Discussion and Analysis – Annual Cash Incentive Payment/Executive Annual Incentive Plan for 2023” for a discussion of this plan and the determination of the 2023 bonus amounts.
(5)	The amounts in this column reflect the actuarial increase in the present value at each year end compared to the prior year end of the named executive officer’s benefits under all defined benefit pension plans. For 2023, there was a negative change in present value of the benefits under the defined benefit plan for Mr. Kuntz and no amount is disclosed in the Summary Compensation Table. For 2022, there was a negative change in present value of the benefits under the defined benefit plan for all participants and no amount is disclosed in the Summary Compensation Table. Messrs. Labozzetta and Lista and Ms. Murray are not participants in the defined benefit pension plan, which was frozen prior to their employment with the Company. No named executive officer received preferential or above-market earnings on deferred compensation.
(6)	The amounts in this column represent all other compensation not properly reported in other columns of the Summary Compensation Table including perquisites (non-cash benefits and perquisites such as the use of employer-owned automobiles, car allowances, membership dues and other personal benefits), the value of cash dividend payable on unvested restricted stock awards subject to time-vesting, accumulated dividends paid on performance-vesting awards that actually vested, employee benefits (employer cost of medical, dental, vision, life and disability insurance), and employer contributions to defined contribution plans (Provident Bank 401(k) Plan, ESOP and the Non-Qualified Supplemental Defined Contribution Plan). Amounts are reported separately under the following “All Other Compensation” and “Perquisites” tables.

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All Other Compensation

Name	Year	Perquisites and Other Personal Benefits ($)	Dividends on Stock Awards ($)	Company Contribution on Employee Medical and Insurance Benefits ($)	Company Contributions to Retirement, 401(k) and Non-Qualified Plans ($)	Total ($)
Anthony Labozzetta	2023	30,478	5,024	24,328	61,717	121,547
	2022	15,992	2,484	24,046	52,521	95,043
	2021	16,431	—	23,010	39,754	79,195
Thomas M. Lyons	2023	6,000	52,744	19,009	54,164	131,917
	2022	6,000	22,488	22,896	56,780	108,164
	2021	6,000	20,180	24,557	65,825	116,562
John Kuntz	2023	6,000	53,068	1,241	59,769	120,078
	2022	6,000	21,061	1,272	62,492	90,825
	2021	7,000	18,384	1,252	72,209	98,845
Valerie O. Murray	2023	6,000	43,175	1,968	38,060	89,203
	2022	6,000	17,498	1,940	40,783	66,221
	2021	6,500	15,133	1,884	41,703	65,220
George Lista	2023	20,832	2,486	10,209	15,464	48,991

Perquisites

Name	Year	Personal Use of Company Car/Car Allowance ($)(7)	Club Dues ($)	Total Perquisites and Other Personal Benefits ($)(8)
Anthony Labozzetta	2023	5,325	24,196	30,478
	2022	5,797	10,195	15,992
	2021	3,450	12,981	16,431
Thomas M. Lyons	2023	6,000	—	6,000
	2022	6,000	—	6,000
	2021	6,000	—	6,000
John Kuntz	2023	6,000	—	6,000
	2022	6,000	—	6,000
	2021	6,000	—	7,000
Valerie O. Murray	2023	6,000	—	6,000
	2022	6,000	—	6,000
	2021	6,000	—	6,500
George Lista	2023	15,300	2,332	20,832
(7)	For Mr. Labozzetta, the amount shown is the value attributable to personal use of a company-provided automobile calculated in accordance with Internal Revenue Service guidelines. For the other named executive officers, the amount shown is a monthly car allowance.
(8)	The amount shown for Mr. Labozzetta includes an Executive Health benefit of $957 in 2023. The amount shown for Mr. Lista includes a Service Award of $3,200 in 2023.

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Plan-Based Awards

The following table shows certain information as to grants of plan-based awards during 2023 made to the named executive officers. The awards granted on February 17, 2023 represent the cash incentive payments that could be earned based on performance under the Executive Annual Cash Incentive Plan for 2023. The awards granted on March 3, 2023 are long-term equity incentive awards which are primarily performance-vesting awards. The Compensation Discussion and Analysis contains information about cash- and equity-based incentive awards made to our named executive officers.

Grants of Plan-Based Awards Table for the Year Ended December 31, 2023

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)(4)	Awards ($/Sh)	Awards ($)(5)
Anthony Labozzetta	2/17/2023	61,875	618,750	928,125
	3/3/2023				11,890	25,755	41,595				618,750
	3/3/2023							8,822		23.38	206,250
Thomas M. Lyons	2/17/2023	27,500	275,000	412,500
	3/3/2023				4,756	10,303	16,640				247,500
	3/3/2023							3,529		23.38	82,500
John Kuntz	2/17/2023	27,500	275,000	412,500
	3/3/2023				4,756	10,303	16,640				247,500
	3/3/2023							3,529		23.38	82,500
Valerie O. Murray	2/17/2023	23,750	237,500	356,250
	3/3/2023				4,792	10,380	16,764				249,375
	3/3/2023							3,555		23.38	83,125
George Lista	2/17/2023	12,800	128,000	192,000
	3/3/2023				1,845	3,996	6,454				96,000
	3/3/2023							1,369		23.38	32,000
(1)	The amounts shown at Target assume achievement of 100% of Company goals and objectives. For Ms. Murray the Target assumes achievement of goals based on 80% on the wealth management business and 20% on Company goals. For Mr. Lista the Target assumes achievement of goals based on 80% on the Insurance business and 20% company goals. The range of estimated possible payouts reflects the full potential of the annual incentive payment if only one performance goal is achieved at Threshold level and if all performance goals are achieved at Maximum level.
(2)	Represents the number of restricted stock awards that may vest if performance goals are achieved over the three-year period 2023-2025 at the stated levels. The Threshold and Maximum levels include the impact of a Total Shareholder Return Modifier applied to the return on tangible equity component of the performance goals.
(3)	Represents the number of three-year time-vesting restricted stock awards granted.
(4)	Represents the number of three-year time-vesting stock options granted.
(5)	Represents the grant date fair value of the awards determined in accordance with FASB ASC Topic 718. Note 13 to our audited financial statements for the year ended December 31, 2023 contained in our Annual Report on Form 10-K includes the assumptions used to calculate these amounts.

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Outstanding Equity Awards at Year-End

The following table shows certain information about outstanding equity awards as of December 31, 2023 for our named executive officers.

Outstanding Equity Awards At December 31, 2023

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Anthony Labozzetta	—	—		—	—	11,465	206,714	77,229	1,392,439
Thomas M. Lyons	—	—		—	—	7,019	126,553	31,269	563,780
John Kuntz	—	—		—	—	7,038	126,895	31,390	565,962
Valerie O. Murray	—	—		—	—	6,537	117,862	28,181	508,103
George Lista	—	—		—	—	3,072	55,388	8,562	154,373
(1)	Stock options generally expire 10 years after the grant date.
(2)	Amounts shown represent the number of time-vesting stock awards that were not vested at December 31, 2023.
(3)	Amounts shown are based on the fair market value of Provident common stock on December 29, 2023 of $18.03.
(4)	Amounts shown represent the number of stock awards that may vest if performance goals are achieved over the three-year periods of 2021-2023, 2022-2024 and 2023-2025 at Target level.

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Option Exercises and Stock Vested

The following table shows certain information about restricted stock awards that vested in 2023.

	Stock Awards		Stock Options
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)	Number of Shares Exercised (#)	Value Realized on Exercise ($)(2)
Anthony Labozzetta	2,644	61,817	—	—
Thomas M. Lyons	19,850	463,835	—	—
John Kuntz	19,972	466,686	—	—
Valerie O. Murray	16,290	380,637	—	—
George Lista	1,439	33,583	—	—
(1)	The value realized on vesting represents the market value on the day the stock vested.
(2)	There were no Stock Options Exercised by the NEOs listed during 2023.

Pension Benefits

We maintain a noncontributory defined benefit pension plan covering full-time employees who had attained age 21 with at least one year of service as of April 1, 2003, the date on which the pension plan was frozen. All participants in the pension plan are 100% vested.

Pension plan participants generally become entitled to retirement benefits upon their later attainment of age 65 or the fifth anniversary of participation in the plan, which is referred to as the normal retirement date. The normal retirement benefit is equal to 1.35% of the participant’s average final compensation up to the average social security level, plus 2% of the participant’s average final compensation in excess of the average social security level multiplied by the participant’s years of credited service to a maximum of 30 years.

Vested retirement benefits generally are paid beginning on the participant’s normal retirement date. Participants with accrued benefits in the pension plan prior to April 1, 2003 continued to vest in their pre-April 1, 2003 accrued benefit.

A participant may elect to retire prior to age 65 and receive early retirement benefits if retirement occurs after completion of at least five consecutive years of vested service and attainment of age 55. If an early retirement election is made by a participant, retirement benefits will begin on the first day of any month during the ten-year period preceding the participant’s normal retirement date, as directed by the retiring participant. If a participant elects to retire prior to attaining age 65 and after completing five years of credited service, his or her accrued pension benefit will be a reduced benefit calculated pursuant to the terms of the pension plan. However, if a participant who terminates employment after December 31, 2001 and elects to retire early after both attaining age 60 and completing 25 years of credited service, his or her accrued pension benefit will be unreduced. If the termination of service occurs after the normal retirement date, the participant’s benefits will begin on the participant’s postponed retirement date.

The following table shows the present value of accumulated benefits payable to each of our named executive officers, including the number of years of service credited to each named executive officer, under each of the pension plans determined using interest rate and mortality rate assumptions consistent with those used in Provident’s financial statements.

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Pension Benefits At And For The Year Ended December 31, 2023

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Anthony Labozzetta	None applicable	—	—	—
Thomas M. Lyons	The First Sentinel Pension Plan	24	67,980	—
John Kuntz	Provident Bank Pension Plan	22	48,093	—
Valerie O. Murray	None applicable	—	—	—
George Lista	None applicable	—	—	—
(1)	The amounts shown are determined based on the measurement date of December 31, 2023. For the discount rate and other assumptions used, please refer to note 13 to our audited financial statements contained in our Annual Report on Form 10-K.

Non-Qualified Deferred Compensation

The following table shows certain information about the participation by each named executive officer in our non-qualified defined contribution plans at and for the year ended December 31, 2023.

Non-Qualified Deferred Compensation At And For The Year Ended December 31, 2023

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Anthony Labozzetta	—	45,134	34,712	—	954,524
Thomas M. Lyons	—	21,975	7,286	—	197,578
John Kuntz	—	21,985	6,509	—	178,508
Valerie O. Murray	—	15,518	2,934	—	84,417
George Lista	—	—	12,327	—	325,252
(1)	The amounts shown represent the estimated Non-Qualified Supplemental Defined Contribution Plan contribution for 2023. The portion of the contribution attributable to the ESOP is based on the fair market value of Provident common stock on December 31, 2023 of $18.03 per share. These contributions are included in the Summary Compensation Table in the column “All Other Compensation”. Mr. Lista does not participate in the Non-Qualified Supplemental Defined Contribution Plan.
(2)	The amounts shown include interest and dividends credited under the Non-Qualified Supplemental Defined Contribution Plan. For Messrs. Labozzetta and Lista the amounts shown include interest on their SB One Supplemental Executive Retirement Plan. The amounts shown include a decrease in the value of the phantom shares attributable to the ESOP portion of the supplemental benefit as the fair market value of Provident common stock at December 31, 2023 was $18.03 per share compared to $21.36 per share at December 31, 2022. The interest and dividends are not included in the Summary Compensation Table because they were not “above market.”
(3)	For Mr. Labozzetta the amount shown includes a balance of $845,892 in his SB One Supplemental Executive Retirement Plan. For Mr. Lista the amount shown includes a balance of $325,252 in his SB One Supplemental Executive Retirement Plan. The amounts shown include contributions that were previously included in the Summary Compensation Table in the column “All Other Compensation” of $45,134, $21,975, $21,985, and $15,518 for Messrs. Labozzetta, Lyons, Kuntz, and Ms. Murray, respectively for 2023; $34,243, $23,346, $23,623, and $16,717 for Messrs. Labozzetta, Lyons, Kuntz and Ms. Murray, respectively for 2022; and $35,404, 26,759, $27,086 and $17,362 for Messrs. Labozzetta, Lyons, Kuntz and Ms. Murray, respectively for 2021.

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We maintain a Non-Qualified Supplemental Defined Contribution Plan (the “Supplemental Plan”), that provides additional benefits to certain employees whose benefits under the 401(k) Plan and ESOP are reduced by tax law limitations applicable to tax-qualified plans. The Supplemental Plan requires a contribution for each participant who also participates in the 401(k) Plan and ESOP equal to the amount that would have been contributed under the terms of the 401(k) Plan and ESOP but for the tax law limitations, less the amount actually contributed under the 401(k) Plan and ESOP. The Supplemental Plan provides for a phantom stock allocation for qualified contributions that may not be accrued in the qualified ESOP and for matching contributions that may not be accrued in the qualified 401(k) Plan due to tax law limitations. Vesting of these supplemental benefits is subject to the same terms and conditions as the benefits provided under the 401(k) Plan and ESOP. The 401(k) portion of the benefit under the Supplemental Plan is credited with interest at an annual rate equal to the bond equivalent yield on United States Treasury Securities adjusted to a constant maturity of ten years. The ESOP portion of the benefit under the Supplemental Plan is credited with dividends payable on Provident common stock.

Benefits payable under the Supplemental Plan are payable to the participant in a lump sum during the calendar year immediately following the calendar year of the earliest to occur of: (i) separation from service; (ii) disability; or (iii) death of the participant. The 401(k) portion of the benefit under the Supplemental Plan is paid in cash and the ESOP portion of the benefit is paid in cash unless the committee administering the Supplemental Plan determines in its sole discretion to pay the equivalent benefit in the form of Provident common stock.

Potential Payments Upon Termination or Change in Control

Provident has entered into employment agreements with both Messrs. Labozzetta and Lista. In addition, Provident has entered into three-year change in control agreements with Messrs. Labozzetta, Lyons, Kuntz, and Ms. Murray, and a change in control agreement with a two-year term with Mr. Lista.

The following tables reflect the amount of compensation and benefits payable to each of the named executive officers, as of December 31, 2023, pursuant to such individual’s employment agreement or change in control agreement, as applicable, in the event of termination of such executive’s employment under the circumstances noted in the tables. No payments are required due to a voluntary termination under the employment agreement and the change in control agreements.

The amount of compensation and benefits payable to each named executive officer upon an involuntary termination without cause or a termination by the executive for Good Reason, in each case following a change in control and in the event of disability (with respect to Messrs. Labozzetta’s and Lista’s employment agreements) is shown in the following tables. The amounts shown assume that such termination was effective as of December 31, 2023, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executive upon his or her termination. The amounts shown relating to unvested options and stock awards are based on the fair market value of our common stock on December 29, 2023, the last trading day of 2023, of $18.03 per share. The actual amounts that may be paid out to each executive can only be determined at the time of such executive’s separation from Provident. The amounts shown in the following tables do not take into account any reductions that may be required in order to comply with Internal Revenue Code Section 280G best net benefit provisions in each of the named executive officers’ agreements. There is no such best net benefit provision in the agreements with Messrs. Labozzetta and Lista.

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Potential Payments Upon Termination or Change in Control as of December 31, 2023

Anthony Labozzetta	Employment Agreement	Employment Agreement	Change in Control Agreement
			After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)(1)	Disability ($)(2)	Termination w/o Cause or for Good Reason ($)
Salary	825,000	618,750	2,475,000
Incentive/Bonus	655,980	—	1,967,941
Total Cash Payments	1,480,980	618,750	4,442,941
Medical	35,090	35,090	105,270
Dental	2,261	2,261	6,784
Life Insurance	1,407	1,407	4,222
Long-Term Disability	594	594	1,782
Vision	133	133	398
Total Benefits	39,485	39,485	118,456
Total Cash & Benefits	1,520,465	658,235	4,561,397
Value Unvested Options	—	—	—
Value Unvested Awards	—	1,599,153	1,599,153
TOTAL	1,520,465	2,257,388	6,160,550
(1)	Salary benefit is based on 12 months pursuant to the Employment Agreement.
(2)	Represents 75% of base salary over a 12 month period along with 12 months of benefit payments. Payments will commence on the effective date of the executive’s termination and will end on the earlier of: (i) the date the executive returns to full-time employment; (ii) full-time employment with another employer; (iii) attaining the age of 65; or (iv) the executive’s death.

Thomas M. Lyons	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	1,650,000
Incentive/Bonus	1,100,009
Total Cash Payments	2,750,009
Medical	65,093
Dental	2,824
Life Insurance	2,817
Long-Term Disability	1,782
Vision	398
Total Benefits	72,914
Total Cash & Benefits	2,822,923
Value Unvested Options	0
Value Unvested Awards	690,333
TOTAL	3,513,256

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John Kuntz	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	1,650,000
Incentive/Bonus	1,106,404
Total Cash Payments	2,756,404
Medical	65,093
Dental	2,824
Life Insurance	1,830
Long-Term Disability	1,782
Vision	398
Total Benefits	71,927
Total Cash & Benefits	2,828,331
Value Unvested Options	0
Value Unvested Awards	692,857
TOTAL	3,521,188

Valerie O. Murray	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	1,425,001
Incentive/Bonus	951,040
Total Cash Payments	2,376,041
Medical	65,093
Dental	4,590
Life Insurance	2,434
Long-Term Disability	1,782
Vision	398
Total Benefits	74,297
Total Cash & Benefits	2,450,338
Value Unvested Options	0
Value Unvested Awards	625,966
TOTAL	3,076,304

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George Lista	Employment Agreement	Change in Control Agreement
Benefit	Termination w/o Cause or for Good Reason ($)(1)	After Change in Control
Salary	320,000	640,000
Incentive/Bonus	—	237,364
Total Cash Payments	320,000	877,364
Medical	10,092	20,184
Dental	696	1,392
Life Insurance	547	1,094
Long-Term Disability	594	1,188
Vision	70	139
Total Benefits	11,999	23,997
Total Cash & Benefits	331,999	901,361
Value Unvested Options	—	—
Value Unvested Awards	—	209,761
TOTAL	331,999	1,111,122

Pay Ratio Disclosure

The following is a reasonable estimate calculation, prepared in accordance with SEC rules, of the ratio of the total annual compensation paid to Mr. Labozzetta, who served as our President and Chief Executive Officer in 2023, to the median of the total annual compensation of our employees, except Mr. Labozzetta for 2023. Our median employee for this calculation was determined using total annual compensation data for all our active employees, excluding Mr. Labozzetta as of December 31, 2023. We included all active employees including those employed on a full-time, part-time, or seasonal basis. We did not annualize or prorate the data used in the calculation. Total annual compensation used to arrive at the median employee was consistent with that used to calculate total annual compensation for the named executive officers as required by the SEC, excluding the change in pension value and nonqualified deferred compensation earnings and the value of other benefits available on a non-discriminatory basis to all our employees, such as company contributions to health, life, and disability insurance.

After identifying the median employee as described above, we determined that the median employee had a total annual compensation of $73,434 for 2023, which was determined using the same methodology as required by the SEC for named executive officers as set forth in the summary compensation table. The total annual compensation for Mr. Labozzetta for the same period was $2,396,468. The ratio of Mr. Labozzetta’s total annual compensation to the median total annual compensation of all other employees for 2023 was 33:1.

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Pay Versus Performance

As discussed in the Compensation Discussion and Analysis appearing earlier, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEO’s realized compensation to the achievement of the company’s financial and strategic objectives, and to align our executive pay with changes in the value of our stockholders’ investments. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years 2023, 2022, 2021 and 2020.

	Summary Compensation Table Total for First CEO(1) $	Summary Compensation Table Total for Second CEO(2) $	Compensation Actually Paid to First CEO(3) $	Compensation Actually Paid to Second CEO(3) $	Average Summary Compensation Table Total for Non-CEO NEOs(4) $	Average Compensation Actually Paid to Non-CEO NEOs(4) $	Value of Initial Fixed $100 Investment Based on:		Net Income $ (in millions)	Return on Average Assets
Year							TSR(5)	Peer Group TSR(5)
2023	2,074,191	—	1,600,542	—	1,091,424	915,642	$89.28	$112.03	128	0.92%
2022	2,049,292	—	1,934,504	—	1,218,560	1,039,519	$100.08	$111.47	176	1.29%
2021	—	2,625,561	—	4,387,807	1,420,405	1,889,746	$108.82	$126.43	168	1.26%
2020	—	2,530,194	—	1,941,043	997,872	778,301	$77.47	$90.82	97	0.86%

(1)	For fiscal years 2022 and 2023, this column presents the summary compensation table total for President and Chief Executive Officer Anthony Labozzetta, following Mr. Labozzetta’s appointment as President and Chief Executive Officer effective January 1, 2022.
(2)	For fiscal years 2020 and 2021, this column presents the summary compensation total for President and Chief Executive Officer Christopher Martin.

(3)	SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Messrs. Labozzetta and Martin’s total compensation to determine the compensation actually paid.

(4)	The Non-CEO NEOs in the 2023 reporting year are Thomas Lyons, John Kuntz, Valerie O. Murray, and George Lista. The Non-CEO NEOs in the 2022 reporting year are Christopher Martin, Thomas Lyons, John Kuntz, and Valerie O. Murray. The Non-CEO NEOs in the 2021 reporting year are Anthony Labozzetta, Thomas Lyons, John Kuntz, and Valerie O. Murray. The Non-CEO NEOs in the 2020 reporting year are Anthony Labozzetta, Thomas M. Lyons, John Kuntz, Valerie O. Murray, Walter Sierotko, and Donald W. Blum. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEO’s total compensation to determine the compensation actually paid.

(5)	TSR is determined based on the value of an initial fixed investment of $100. The TSR peer group consists of the S&P U.S. SmallCap Banks Index, which is the same peer group used by the company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the company’s Annual Report on Form 10-K for the year ended December 31, 2023.

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	Anthony Labozzetta		Christopher Martin
	2023	2022	2021	2020
Total Compensation as reported in Summary Compensation Table (SCT)	$2,074,191	$2,049,292	$2,625,561	$2,530,194
Pension values reported in SCT	—	—	—	—
Fair value of equity awards granted during fiscal year	(825,000)	(650,000)	(797,000)	(785,000)
Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	—	—	—	—
Fair value of equity compensation granted in current year-value at end of year-end	403,635	601,057	1,423,024	787,002
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	952	(740)	183,642	(206,907)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(53,235)	(65,105)	952,580	(384,246)
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—		—	—
Compensation Actually Paid to NEOs	$1,600,542	$1,934,504	$4,387,807	$1,941,043

		Non-CEO NEO Averages
	2023	2022	2021	2020
Total Compensation as reported in SCT	$1,091,424	$1,218,560	$1,420,405	$997,872
Pension values reported in SCT	(1,272)	—	—	(6,535)
Fair value of equity awards granted during fiscal year	(280,125)	(428,000)	(389,273)	(172,717)
Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	—	—	—	—
Fair value of equity compensation granted in current year-value at end of year-end	136,981	360,948	645,211	162,983
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(5,544)	(7,766)	26,818	(65,104)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(25,823)	(104,223)	186,585	(138,198)
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—	—
Compensation Actually Paid to NEOs	$915,642	$1,039,519	$1,889,746	$778,301

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Relationship Between “Compensation Actually Paid” and Performance Measures

As shown in the charts as discussed further below, the relationship between the Compensation Actually Paid (CAP) to the CEO and the Average Compensation Actually Paid to the NEOs other than the CEO in fiscal 2020, 2021, 2022, and 2023 (collectively, “NEO Compensation Actually Paid”) to each of (1) Net income, (2) total shareholder return (“TSR”), and (3) return on average assets (“ROAA”) demonstrates that such compensation fluctuates to the extent the company is achieving its goals and increasing value for stockholders in line with the company’s compensation philosophy and performance-based objectives.

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The three items listed below represent the most important metrics we used to determine Compensation Actually Paid for fiscal year 2023:

1.	Return on Average Assets
2.	Return on Average Tangible Equity
3.	Earnings Per Share

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Director Compensation

Elements of Director Compensation

Director Fees

Director fees are paid to our non-management directors only. Mr. Martin is paid an annual salary for his responsibilities as Executive Chairman. Mr. Labozzetta receives no director compensation for his service on the board of directors.

Our board of directors establishes director compensation based on the recommendation of the Compensation Committee. Periodically, the Compensation Committee will engage the services of a third party and will consult external surveys to assist it in a review of director compensation.

We pay annual director fees based on a fiscal year covering the period starting May 1 and ending on April 30. We do not pay “per meeting” fees. The board, through its Compensation Committee regularly reviews board fees, with advice from their independent compensation consultant, to ensure the fee structure and amount is aligned with peers and properly compensates board members for their responsibilities. The director fees are unchanged from 2022. The current director fee schedule is as follows:

Board Member Annual Retainer	$55,000
Lead Director Annual Retainer (paid in quarterly installments)	$25,000
Committee Annual Retainers (paid in quarterly installments)	$27,500 for Audit and Compensation Committee Chairs
$15,000 for each member of the Audit and Compensation Committees
$20,000 for Governance/Nominating Committee Chair
$10,000 for each member of the Governance/Nominating Committee
$22,500 for Risk and Technology Committee Chairs
$12,500 for each member of the Risk and Technology Committees
Annual Equity Grant	Shares equivalent to $90,000 based on the grant date price with one-year vesting

Provident entered into an Executive Chairman Agreement with Mr. Martin, effective January 1, 2022. The agreement, which replaced his prior employment agreement, has a two-year term expiring May 31, 2024 (extended from December 31, 2023) and provides for a base salary of no less than $450,000. The agreement provides that if Mr. Martin’s employment is terminated for reasons other than for “cause”, or if he terminates his employment following an event constituting “good reason” (each as defined in the agreement), Mr. Martin would be entitled to a lump sum cash payment equal to the base salary due for the remaining term of the agreement, plus continued insurance coverage for the remaining term of the agreement (or a cash equivalency payment). These payments would be in addition to any base salary and incentive compensation (if any) earned as of the date of termination. The termination benefits are subject to Mr. Martin’s compliance with non-solicit and non-compete provisions for a one-year period following his termination. Benefits relating to a termination following a change in control are provided for in a separate change in control agreement between Provident and Mr. Martin described in the following section “Change in Control Agreements.”

Based on his performance as Executive Chairman, the Board of Directors approved a salary increase for Mr. Martin of $50,000 for 2024, for a salary of $500,000. Mr. Martin is eligible for benefits generally available to other employees and the use of a company vehicle.

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Director Benefits

An annual medical examination is made available to each director.

Retirement Plan for the Board of Directors of Provident Bank

The Retirement Plan for the Board of Directors of Provident Bank was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. For directors having ten or more years of service as of December 31, 2006 (includes one current director), the plan provides cash payments for up to ten years based on age and length of service requirements. The maximum payment under this plan to a board member who terminates service on or after the normal retirement age as defined in the plan with at least ten years of service on the board is 40 quarterly payments of $1,250. We may suspend payments under this plan if Provident Bank fails to meet Federal Deposit Insurance Corporation or New Jersey Department of Banking and Insurance minimum capital requirements. The plan further provides that, in the event of a change in control (as defined in the plan), the undistributed balance of a director’s accrued benefit will be distributed to him or her within 60 days of such change in control.

Voluntary Fee Deferral Plans

Effective November 1, 2023, the company terminated the PFS, Inc. Board of Directors Voluntary Fee Deferral Plan, the First Savings Bank Directors’ Deferred Fee Plan, and the SB One Bancorp Directors’ Deferred Fee Plan, in compliance with Internal Revenue Code Section 409(A), which governs non-qualified fee deferral plans. Section 409(A) requires that if one plan is terminated, all similar plans be terminated. The company determined that the Board of Directors Voluntary Fee Deferral Plan, the First Savings Bank Directors’ Deferred Fee Plan, and the SB One Bancorp Directors’ Deferred Fee Plan, were similar plans and must be terminated at the same time and benefits distributed. Benefits are expected to be distributed on or about November 1, 2024.

The following table sets forth for the year ended December 31, 2023 certain information as to total remuneration paid to directors for their service on the board of directors in 2023 other than Messrs. Martin and Labozzetta, who are not paid director fees. There were no stock options outstanding as of December 31, 2023, and no other compensation was paid to the non-executive directors for their service in 2023. Mr. Martin received an annual salary of $450,000 for his service as Executive Chairman. Compensation paid to Mr. Labozzetta is included in this Proxy Statement under the heading “Executive Compensation-Summary Compensation Table.”

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Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation(3)	Total ($)
Robert Adamo(4)	6,875	—	7,901	3,791	18,567
James P. Dunigan	102,500	90,002	13,915	3,791	210,208
Frank L. Fekete	90,625	90,002	—	3,791	184,418
Ursuline Foley	80,000	90,002	—	3,791	173,793
Terence Gallagher	96,250	90,002	—	3,791	190,043
Matthew K. Harding	102,500	90,002	—	3,791	196,293
Carlos Hernandez(4)	11,250	—	—	3,791	15,041
Edward Leppert	94,375	90,002	—	3,791	188,168
Nadine Leslie	82,500	90,002	—	3,791	176,293
Robert McNerney	67,500	90,002	—	3,791	161,293
John Pugliese	110,000	90,002	—	3,791	203,793
(1)	The amounts shown reflect the aggregate grant date fair value of the restricted stock award made to each non-management director based on the closing price of the stock on the grant date and computed in accordance with FASB ASC Topic 718. The stock awards were made on May 3, 2023.These stock awards are time-vesting awards that vest in one year.
(2)	The amounts shown represent the aggregate increase in the present value of a director’s accumulated benefit under the Retirement Plan for the Board of Directors of Provident Bank, which was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. Messrs. Fekete and Hernandez have benefits under this plan. The amounts shown also include interest earned on deferred director fees for Messrs. Adamo and Dunigan.
(3)	All other Compensation includes Dividends paid on Stock Awards granted.
(4)	Messrs. Adamo and Hernandez retired from the Board of Directors effective April 27, 2023.

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Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of Provident’s issued and outstanding shares of common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. The following table shows, as of March 1, 2024, certain information as to persons who beneficially owned more than five percent of the issued and outstanding shares of our common stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the issued and outstanding shares of our common stock as of March 1, 2024.

Principal Stockholders

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding(1)
State Street Corporation State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	4,256,967(2)	5.6%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	5,414,690(3)	7.2%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	8,632,382(4)	11.4%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	10,913,075(5)	14.5%
(1)	Based on 75,601,026 shares of Provident common stock outstanding as of March 1, 2024.
(2)	This information is based on a Schedule 13G filed with the SEC on January 24, 2024 by State Street Corporation.
(3)	This information is based on Amendment No. 16 to Schedule 13G filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP.
(4)	This information is based on Amendment No. 14 to Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group.
(5)	This information is based on Amendment No. 14 to Schedule 13G filed with the SEC on January 23, 2023 by BlackRock, Inc.

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Management

The following table shows certain information about shares of our common stock owned by each nominee for election as director, each incumbent director, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors, and executive officers as a group, as of March 1, 2024.

Name	Position(s) held with Provident Financial Services, Inc. and/or Provident Bank	Shares Owned Directly and Indirectly(1)	Shares Subject to Stock Options(2)	Beneficial Ownership	Percent of Class(3)	Unvested Stock Awards Included in Beneficial Ownership
Nominees
Ursuline F. Foley	Director	31,055	—	31,055	*	5,762
Christopher Martin	Executive Chairman	811,343(4)	468,163	1,279,506	1.68%	—
Robert McNerney	Director	23,442	—	23,442	*	5,762
John Pugliese	Director	102,338	—	102,338	*	5,762
Incumbent Directors
James P. Dunigan	Director	37,335	—	37,335	*	5,762
Frank L. Fekete	Director	76,823	—	76,823	*	5,762
Terence Gallagher	Director	41,116	—	41,116	*	5,762
Matthew K. Harding	Director	58,042	—	58,042	*	5,762
Anthony J. Labozzetta	President and Chief Executive Officer	466,198	—	466,198	*	11,465
Edward M. Leppert	Director	209,032	—	209,032	*	5,762
Nadine Leslie	Director	13,139	—	13,139	*	5,762
Executive Officers Who Are Not Directors
Thomas M. Lyons	Senior Executive Vice President and Chief Financial Officer	262,825	—	262,825	*	7,019
John Kuntz	Senior Executive Vice President, General Counsel and Corporate Secretary	167,674	—	167,674	*	7,038
Valerie O. Murray	Executive Vice President, Chief Wealth Management Officer and President of Beacon Trust Company	76,865	—	76,865	*	6,537
George Lista	President and Chief Executive Officer of Provident Protection Plus, Inc.	115,887		115,887		3,072
All directors and executive officers as a group (23 persons)		2,912,510	468,163	3,380,673	4.44%	120,314
*	Direct, plus 401(K) and ESOP, and IRA’s
*	Less than 1%

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(1)	The amounts shown for executive officers include shares held in our 401(k) Plan and shares allocated to the executive officer in our (ESOP) as follows:

Name	401(k) Plan Shares	ESOP Shares
Christopher Martin	193,022	22,904
Anthony J. Labozzetta	—	1,286
Thomas M. Lyons	55,015	20,624
John Kuntz	8,084	27,556
Valerie O. Murray	16,684	8,672
George Lista	—	1,203
All executive officers as a group (14 persons)	281,962	129,066
(2)	Includes shares underlying stock options that are presently exercisable or will become exercisable within 60 days of March 1, 2024.
(3)	Based on 75,601,026 shares of Provident common stock outstanding as of March 1, 2024. Shares subject to stock options that are presently exercisable or will become exercisable within 60 days of March 1, 2024 are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for purposes of computing the percentage ownership of other persons.
(4)	Includes 17,785 shares held by Mr. Martin in the First Savings Bank Directors’ Deferred Fee Plan.

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Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and anyone holding 10% or more of our common stock (reporting persons) to file reports with the Securities and Exchange Commission showing the holdings of, or transactions in, our common stock. Based solely on a review of copies of such reports, and written representations from each such reporting person that no other reports are required, we believe that in 2023 all reporting persons filed the required reports on a timely basis under Section 16(a), except for the following:

•	A Form 4 covering the purchase of company shares for Mr. Labozzetta was inadvertently filed late.

Proposal 2 Advisory Vote to Approve Executive Compensation

The Compensation Discussion and Analysis appearing earlier in this Proxy Statement describes our executive compensation program and the compensation decisions made by our Compensation Committee with respect to the Chief Executive Officer and other officers named in the Summary Compensation Table (who are referred to as the “named executive officers”). At the 2023 Annual Meeting of Stockholders, our board of directors recommended, and the stockholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation. As a result, we determined to hold an annual advisory vote on executive compensation. Pursuant to Section 14A of the Securities Exchange Act of 1934, the board of directors is requesting stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Provident Financial Services, Inc. (“Provident”) approve the compensation paid to Provident’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative accompanying the tables.”

Our executive compensation program is based on a pay for performance philosophy that is designed to support our business strategy and align the interests of our executives with our stockholders. Our board of directors believes that the link between compensation and the achievement of its long- and short-term business goals has helped our company’s financial performance over time, while not encouraging excessive risk-taking by management.

For these reasons, the board of directors is recommending that stockholders vote “FOR” this proposal. While this advisory vote is non-binding, the Compensation Committee and the board of directors value the views of our stockholders and will consider the outcome of this vote in future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO PROVIDENT’S NAMED EXECUTIVE OFFICERS.

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Proposal 3 Approval of the 2024 Long-Term Equity Incentive Plan

Our board of directors has adopted, subject to stockholder approval, the Provident Financial Services, Inc. 2024 Long-Term Equity Incentive Plan (referred to in this Proxy Statement as the “2024 Equity Plan” or the “Plan”). The purpose of the 2024 Equity Plan is to provide additional incentives for our officers, employees, directors and other service providers to promote our growth and performance and to further align their interests with those of our stockholders. If the 2024 Equity Plan is approved by stockholders, no more awards will be granted under the Provident Financial Services, Inc. 2019 Long-Term Equity Incentive Plan (the “2019 Equity Plan” or the “Prior Plan”), which is the only existing equity plan of the company.

In order to approve the 2024 Equity Plan, the proposal must receive the affirmative vote of at least a majority of the votes cast at the annual meeting, either in person or by proxy.

Overview

The company’s Board of Directors unanimously recommends that stockholders approve the 2024 Equity Plan. The 2024 Equity Plan will become effective on April 25, 2024 (the “Plan Effective Date”) if stockholders approve the Plan on that date. No awards have been made under the 2024 Equity Plan. Upon stockholder approval of the 2024 Equity Plan, the company will no longer make grants under the 2019 Equity Plan and outstanding awards granted under the 2019 Equity Plan will remain outstanding and subject to the terms and conditions of the 2019 Equity Plan. The 2019 Equity Plan is the only current plan pursuant to which equity incentive awards may be granted, and as of December 31, 2023 there are only 749,860 shares under the 2019 Equity Plan that remain available for issuance as equity incentive awards.

No awards may be granted under the 2024 Equity Plan after the day immediately before the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2024 Equity Plan at that time will continue to be governed by the 2024 Equity Plan and the award agreements under which they were granted.

Best Practices

The 2024 Equity Plan reflects the following equity compensation plan best practices:

•	The Plan limits the maximum value of shares and cash that may be issued to any one non-employee director in any calendar year;
•	The Plan provides for a minimum vesting requirement of one year for at least ninety-five percent (95%) of equity-based awards granted to employees, subject to limited exceptions described below;
•	Under the Plan, performance goals may be established by the Compensation Committee (the “Committee”) in connection with the grant of any award;
•	The Plan prohibits grants of stock options with a below-market exercise price;
•	The Plan prohibits repricing of stock options and cash buyout of underwater stock options without prior stockholder approval;
•	The Plan does not permit the payment of dividends or dividend equivalent rights on stock options;
•	The Plan provides that no cash dividends shall be paid with respect to any Restricted Stock Awards, or with respect to dividend equivalent rights on other awards, unless and until the Participant vests in the underlying award;
•	The Plan does not contain a liberal change in control definition;
•	The Plan does not permit liberal share recycling of stock options. Shares withheld or tendered to satisfy tax withholding or to pay the exercise price of a stock option will not be available for future grants;
•	The Plan does not contain an automatic single trigger upon a change in control; if awards are assumed, the plan provides for “double trigger” vesting, requiring both a change in control plus an involuntary termination or a resignation for “good reason”; and
•	All awards granted under the Plan are subject to the company’s current clawback policy (as described in more detail in the CD&A portion of this proxy statement), as well as the company’s trading policy restrictions and hedging/pledging policy restrictions.

The full text of the 2024 Equity Plan is attached as Appendix A to this proxy statement, and the description of the 2024 Equity Plan is qualified in its entirety by reference to Appendix A.

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Why the Company Believes You Should Vote to Approve the 2024 Equity Plan

Our board of directors believes that equity-based incentive awards will play a key role in the success of the Company by encouraging and enabling employees, officers and non-employee directors of the company and its subsidiaries, including Provident Bank (as used in this section, the company, Provident Bank, and their respective subsidiaries are collectively referred to as, the “Company”), upon whose judgment, initiative, and efforts the Company has depended and continues to largely depend for the successful conduct of its business, to acquire an ownership stake in the Company, thereby stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company. The details of the key design elements of the 2024 Equity Plan are set forth in the section entitled “Plan Summary” below.

We view the ability to use company common stock as part of our compensation program as an important component to our future success because we believe it will enhance a pay-for-performance culture that is an important element of our overall compensation philosophy. Equity-based compensation will further align the compensation interests of our employees and directors with the investment interests of our stockholders as it promotes a focus on long-term value creation through time-based and/or performance-based vesting criteria. In this regard, the previous and only remaining plan under which equity incentive awards can be granted was approved by stockholders in 2019, authorized the issuance of 1,350,000 shares, plus any shares made available for issuance that are not subject to outstanding awards under the Company’s prior equity incentive plan, the Amended and Restated Long-Term Equity Incentive Plan (which was approved by stockholders in 2014), and only 749,860 shares remain under the 2019 Equity Plan for future grants as of December 31, 2023.

If the 2024 Equity Plan is not approved by stockholders, the Company will have to rely on the cash component of its employee compensation program to attract new employees and to retain our existing employees, which may not align our employees’ interests with the investment interests of the company’s stockholders. In addition, if the 2024 Equity Plan is not approved and the Company is not able to use stock-based awards to recruit and compensate its directors, officers, and other key employees, it could be at a competitive disadvantage for key talent, which could impede our future growth plans and other strategic priorities. The inability to provide equity-based awards would likely increase cash compensation expense over time and use up cash that might be better utilized if reinvested in the Company’s business or returned to the company’s stockholders.

Equity Awards Will Enable Us to Better Compete for Talent in Our Marketplace. Most of our competitors offer equity-based compensation to their employees and non-employee directors. We view the ability to offer equity-based compensation as important to our ability to compete for talent within our highly competitive talent marketplace. If the 2024 Equity Plan is not approved, we will be at a significant disadvantage as compared to our competitors to attract and retain our executives as well as directors and, as noted above, this could impede our ability to achieve our future growth plans and other strategic priorities.

Determination of Shares Available Under the 2024 Equity Plan

The company is requesting approval of a pool of shares of its common stock (referred to in this proxy statement as the “share reserve” or “share pool”) for awards under the 2024 Equity Plan, subject to adjustment as described in the 2024 Equity Plan. The shares of common stock to be issued by the company under the 2024 Equity Plan will be currently authorized but unissued shares or shares that may subsequently be acquired by the company, including shares that may be purchased on the open market or in private transactions.

In determining the size of the share pool under the 2024 Equity Plan, the Company considered a number of factors, including: (i) the Company’s historical grant practices as to equity incentive awards; and (ii) the fact that there are only 749,860 shares available for grants as equity incentive awards under the 2019 Equity Plan as of December 31, 2023, which is the only remaining plan under which equity incentive awards can be granted.

Size of Share Pool. The Company has determined that the maximum number of shares that may be issued under the Plan shall be equal to 2,849,860 shares of common stock (which is the sum of 2,100,000 new shares, plus the 749,860 shares available for grant under the 2019 Equity Plan as of December 31, 2023), less any awards granted after December 31, 2023 and prior to the effective date of the Plan, which may be granted in any combination of shares of restricted stock awards, restricted stock units, performance shares, performance share units, or stock options, in the discretion of the Committee.

Current Stock Price. The closing price of the company common stock on the New York Stock Exchange on March 1, 2024, was $14.83 per share.

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Overhang

The following table sets forth certain information as of December 31, 2023, with respect to awards outstanding under the 2019 Equity Plan and the Amended and Restated Long-Term Equity Incentive Plan (which was approved by stockholders in 2014 and which no further awards may be granted). The 2019 Equity Plan is the only plan under which the Company can currently make equity-based awards. Also shown are the number of shares that would be available for future grant if the 2024 Equity Plan is approved:

Key Stock Plan Data
Stock options outstanding	548,925
Weighted average exercise price of outstanding stock options	$19.37
Weighted average remaining term of outstanding stock options	1.04
Total shares subject to stock-settled full-value awards outstanding(1)	1,053,092
Proposed share reserve under the new 2024 Equity Plan(2)	2,849,860
(1)	Assumes the target performance requirements for outstanding performance-based awards are achieved.
(2)	The proposed share reserve is the sum of 2,100,000 new shares, plus the 749,860 shares available for grant under the 2019 Equity Plan as of December 31, 2023. The proposed share reserve is subject to reduction for any awards granted under the 2019 Equity Plan after December 31, 2023, and prior to the effective date of the new 2024 Equity Plan. Upon stockholder approval of the new Plan, no further awards will be made under the 2019 Equity Plan.

Plan Summary

The following summary of the material terms of the 2024 Equity Plan is qualified in its entirety by reference to the full text of the 2024 Equity Plan, which is attached as Appendix A to this proxy statement.

Purpose of the 2024 Equity Plan. The purpose of the 2024 Equity Plan is to promote the long-term financial success of the company and its subsidiaries, including Provident Bank, by providing a means to attract, retain, and reward individuals who contribute to that success and to further align their interests with those of the company stockholders through the ownership of shares of common stock of the company and/ or through compensation tied to the value of the company’s common stock.

Administration of the 2024 Equity Plan. The 2024 Equity Plan will be administered by the Compensation Committee or such other committee consisting of at least two “Disinterested Board Members” defined as directors who are not, with respect to the company or any subsidiary: (i) current employees; (ii) former employees who continue to receive compensation (other than through a tax-qualified plan); (iii) officers at any time in the past three years; (iv) do not receive compensation for which disclosure would be required pursuant to Item 404 of Regulation S-K in accordance with the proxy solicitation rules of the Securities and Exchange Commission; and (v) do not possess an interest in any other transaction and or engaged in a business relationship for which disclosure would be required under Item 404(a) of Regulation S-K. To the extent permitted by law, the Committee may also delegate its authority, including its authority to grant awards, to one or more persons who are not members of the company’s Board of Directors, except that no such delegation will be permitted with respect to awards to officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Eligible Participants. Employees and non-employee members of the Boards of Directors of the company and its subsidiaries, including Provident Bank, and service providers to the company and its subsidiaries, will be eligible for selection by the Committee for the grant of awards under the 2024 Equity Plan. As of January 1, 2024, approximately 200 employees of the company and its subsidiaries, 9 non-employee members of the company’s Board of Directors are eligible to participate in and receive awards under the Plan.

Types of Awards. The 2024 Equity Plan provides for the grant of restricted stock, RSUs, non-qualified stock options (also referred to as “NQSOs”), and incentive stock options (also referred to as “ISOs”), any or all of which can be granted with performance-based vesting conditions. ISOs may be granted only to employees of the company’s subsidiaries and affiliates.

Size of Share Pool. Subject to certain equitable and other adjustments as described in the 2024 Equity Plan and below, the maximum number of shares that may be issued under the 2024 Equity Plan shall be equal to 2,849,860 shares of common stock (which is the sum of 2,100,000 new shares, plus the 749,860 shares available for grant under the 2019 Equity Plan as of December 31, 2023), less any awards granted under the 2019 Equity Plan after December 31, 2023 and prior to the effective date of the Plan, which may be granted in any combination of shares of restricted stock awards, restricted stock units, performance shares, performance share units, or stock options, in the discretion of the Committee. Except as set forth below, for purposes of determining the share limit, the aggregate number of shares issued under the 2024 Equity Plan will equal only the number of shares actually issued upon exercise or settlement of an award. Shares subject to awards granted under the 2024 Equity Plan or under the 2019 Equity Plan that have been canceled, expired, forfeited,

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settled in cash, or otherwise not issued under an award, will be added to the share reserve and will be available for issuance of awards under the 2024 Equity Plan. In the event that withholding tax liabilities arising from an award other than a stock option, or an award other than a stock option under the 2019 Equity plan, are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the company, the shares of stock so tendered or withheld shall be added to the shares available for awards under the Plan. Notwithstanding the foregoing, the following shares of stock shall not be added to the shares authorized for grant under the Plan: (i) shares of stock tendered or withheld to satisfy tax withholding upon exercise or vesting of a stock option; (ii) shares of stock tendered or withheld to satisfy the exercise price of a stock option; or (iii) shares reacquired by the company on the open market or otherwise using cash proceeds from the exercise of stock options (in all such cases, whether the options were granted under the 2019 Equity plan or the 2024 Equity Plan).

Restricted Stock and Restricted Stock Units. A restricted stock award is a grant of common stock to a participant for no consideration, or such minimum consideration as may be required by applicable law. Restricted stock awards under the 2024 Equity Plan will be granted only in whole shares of common stock and will be subject to vesting conditions and other restrictions established by the Committee consistent with the 2024 Equity Plan. Prior to the awards vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise voting rights with respect to the common stock subject to the award. Cash dividends declared on unvested restricted stock awards will be withheld by the Company and distributed to a participant at the same time that the underlying restricted stock vests to the participant. Stock dividends on shares of restricted stock will be subject to the same vesting conditions as those applicable to the restricted stock on which the dividends were paid.

Restricted stock units are similar to restricted stock awards in that the value of an RSU is denominated in shares of common stock. However, unlike a restricted stock award, no shares of stock are transferred to the participant until certain requirements or conditions associated with the award are satisfied. A participant who receives an RSU award will not possess voting rights but may accrue dividend equivalent rights to the extent provided in the award agreement evidencing the award. If dividend equivalent rights are granted with respect to an RSU award, the dividend equivalent rights will be withheld by the Company and will not be distributed before the underlying RSU settles. At the time of settlement, restricted stock units can be settled in company common stock or in cash, in the discretion of the Committee.

The Committee will specify the terms applicable to a restricted stock award or an RSU award in the award agreement including the number of shares of restricted stock or number of RSUs, as well as any restrictions applicable to the restricted stock or RSU such as continued service or achievement of performance goals, the length of the restriction period and the circumstances under which the vesting of such award will accelerate.

Stock Options. A stock option gives the recipient the right to purchase shares of common stock at a specified price (referred to as the “exercise price”) for a specified period of time. The exercise price may not be less than the fair market value of the common stock on the date of grant. “Fair Market Value” for purposes of the 2024 Equity Plan means, if the common stock of the company is listed on a securities exchange, the closing sales price of the common stock on that date, or, if the common stock was not traded on that date, then the closing price of the common stock on the immediately preceding trading date. If the common stock is not traded on a securities exchange, the Committee will determine the Fair Market Value in good faith and on the basis of objective criteria consistent with the requirements of the Internal Revenue Code of 1986, as amended (“Code”). Under the Plan, no stock option can be exercised more than 10 years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to an employee who is a shareholder holding more than 10% of the company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. Stock option awards will be subject to vesting conditions and restrictions as determined by the Committee and set forth in the applicable award agreement.

Grants of stock options under the 2024 Equity Plan will be either ISOs or NQSOs. ISOs have certain tax advantages and must comply with the requirements of Code Section 422. Only employees will be eligible to receive ISOs. One of the requirements to receive favorable tax treatment available to ISOs under the Code is that the 2024 Equity Plan must specify, and the company stockholders must approve, the number of shares available to be issued as ISOs. As a result, in order to provide flexibility to the Committee, the 2024 Equity Plan provides that all of the stock options may be issued as ISOs. Dividend equivalent rights will not be paid with respect to awards of stock options.

Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise: (1) either in cash or with stock valued at fair market value as of the day of exercise; (2) by a “cashless exercise” through a third party; (3) by a net settlement of the stock option using a portion of the shares obtained on exercise in payment of the exercise price; (4) by personal, certified or cashiers’ check; (5) by other property deemed acceptable by the Committee; or (6) by a combination of the foregoing.

Performance Awards. The Committee will specify the terms of any performance awards issued under the 2024 Equity Plan in the accompanying award agreements. Any award granted under the plan, including stock options, restricted stock (referred to herein as a “performance share”) and restricted stock units (referred to herein as a “performance share unit”) may be granted subject to the satisfaction of performance conditions determined by the Committee. A performance share or performance share unit will have an initial value equal to the fair market value of a share on the date of grant.

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In addition to any non-performance terms applicable to the performance share or performance share unit, the Committee will set one or more performance goals which, depending on the extent to which they are met, will generally determine the number of performance shares or performance share units that will vest in the participant (unless subject to further time-based vesting conditions). The Committee may provide for payment of earned performance share units in cash, shares of the company’s common stock, or a combination thereof. The Committee will also specify any restrictions applicable to the performance share or performance share unit award such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or involuntary termination in connection with or following a change in control, shorten or terminate the restriction period.

Performance Measures. A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific subsidiary or business unit of the Company, and may be measured relative to a peer group, an index or business plan and based on absolute measures or changes in measures. An award may provide that partial achievement of performance measures result in partial payment or vesting of an award. Achievement of the performance measures may be measured over more than one period or fiscal year. In establishing performance measures applicable to a performance-based award, the Committee may provide for the exclusion of the effects of certain items, including but not limited to: (i) extraordinary, unusual, infrequently occurring, and/or nonrecurring events or items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the company’s stock; (iv) changes in tax or accounting principles, regulations, or laws; or (v) expenses incurred in connection with a merger, branch acquisition, or similar transaction. Moreover, if the Committee determines that a change in the business, operations, corporate structure, or capital structure of the Company or the manner in which the company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify the performance measures, in whole or in part, as the Committee deems appropriate.

The Committee will specify the period over which the performance goals for a particular award will be measured and will determine whether the applicable performance goals have been met with respect to a particular award following the end of the applicable performance period. Notwithstanding anything to the contrary in the Plan, performance measures relating to any award granted under the Plan will be modified, to the extent applicable, to reflect a change in the outstanding shares of stock of the company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the company or a subsidiary.

Non-Employee Director Limits. The 2024 Equity Plan provides that the grant date fair value of equity awards granted to a non-employee director, plus any cash fees paid to such non-employee director, for any fiscal year may not exceed $500,000.

Employee Grants. At the present time, no specific determination has been made as to the grant or allocation of awards to officers and employees. However, the Committee intends to grant equity awards to senior executives and will meet after stockholder approval is received to determine the specific terms of the awards, including the allocation of awards to officers and employees.

Certain Restrictions with Respect to Awards. No dividend or dividend equivalent rights will be granted or paid with respect to any stock option. Additionally, no dividends or dividend equivalent rights will be paid on unvested awards contemporaneously with dividends paid on shares of the company’s common stock. Instead, any dividends (or dividend equivalent rights, to the extent granted), with respect to an unvested award will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, upon the achievement of performance goals).

Minimum Vesting Requirements. The Committee will establish the vesting schedule or market or performance conditions of each award at the time of grant. However, awards will not vest prior to the one-year anniversary of the grant date provided that such requirement will not apply to: (i) awards assumed or substituted in connection with an acquisition by the Company, (ii) awards to non-employee directors, which vest on the earlier of one year or the next annual meeting of shareholders, which is at least fifty (50) weeks after the immediately preceding annual meeting of shareholders, (iii) shares of Stock delivered in lieu of fully vested cash awards, and (iv) 5% of the shares reserved for issuance under the Plan. The foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award or acceleration, including in the event of death, disability, or a change in control in the terms of the award agreement or otherwise.

Adjustments. The Committee will make equitable adjustments in the number and class of securities available for issuance under the 2024 Equity Plan (including under any awards then outstanding), and the terms of any outstanding award, including the exercise price of stock options, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to stockholders (other than an ordinary cash dividend), or similar corporate transaction or event.

Termination of Service. Subject to certain exceptions, generally, if a participant ceases to perform services for the company and its subsidiaries: (i) a participant will immediately forfeit any restricted stock, RSUs, performance shares and performance share units that were not vested on the date of termination; (ii) all of the participant’s stock options that were exercisable on the date of termination will remain exercisable for, and shall otherwise terminate at the end of, a period of

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three months after the date of termination, but in no event after the expiration date of the stock options; and (iii) all of the participant’s stock options that were not exercisable on the date of termination will be forfeited immediately upon termination. Unless the Committee provides otherwise in an award agreement, in the event of a participant’s termination of service due to death, disability (as defined in the plan), retirement after age 65 with 5 years of continuous service for employees, or age 72, for directors, or involuntary termination at or following a change in control, the participant or the participant’s beneficiary, as applicable, has up to one year to exercise outstanding stock options, provided that the period does not exceed the stock option award’s original term.

Change in Control. Unless the Committee provides otherwise in the award agreement, any time-based vesting requirement applicable to an award will be deemed satisfied in full in the event that (i) both a change in control occurs and a participant has an involuntary termination of service (including a resignation for good reason) with the Company or (ii) the surviving entity in the change in control does not assume or replace the award with a comparable award issued by the surviving entity. With respect to an award that is subject to one or more performance objectives, unless the Committee specifies otherwise in the award agreement, in the event of a change in control and involuntary termination of service (including a resignation for good reason) or in the event that the surviving entity fails to assume the award, achievement of the performance objective will be determined in accordance with the applicable award agreement.

Transferability. Generally, awards granted under the 2024 Equity Plan are not transferable prior to death, except in limited circumstances with respect to stock options. Unless otherwise determined by the Committee, stock options, including ISOs, are transferable to certain grantor trusts established by the participant in which the participant is the sole beneficiary or between spouses’ incident to divorce, in the latter case, however, any ISOs so transferred will become NQSOs. In the Committee’s sole discretion, an individual may transfer non-qualified stock options to certain family members or to a trust or partnership established for the benefit of such family member or to a charitable organization. In any event, no consideration shall be paid to the participant in connection with any such permitted transfer. However, a participant may designate a beneficiary to exercise stock options or receive any rights that may exist upon the participant’s death with respect to awards granted under the 2024 Equity Plan. Any transferee is subject to the terms and conditions of the Plan and applicable award agreement.

Amendment and Termination. The Board of Directors may at any time amend or terminate the 2024 Equity Plan, and the Board of Directors or the Committee may amend any award agreement for any lawful purpose, but no such action may materially adversely affect any rights or obligations with respect to any awards previously granted under the 2024 Equity Plan, except to the extent described herein. The Board of Directors or Committee may also amend the 2024 Equity Plan or an outstanding award agreement to conform the plan or award agreement to applicable law (including but not limited to Code Section 409A) or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the SEC or Financial Accounting Standards Board after adoption of the plan or the grant of the award, which may materially and adversely affect the financial condition or operations of the Company. Neither the Board of Directors nor the Committee can reprice a stock option without prior stockholder approval, except in accordance with the adjustment provisions of the 2024 Equity Plan (as described above). Notwithstanding the foregoing any amendment that would materially (i) increase the benefits available under the Plan, (ii) increase the aggregate number of securities under the Plan, or (iii) materially modify the requirements for participation in the Plan must be approved by the company’s stockholders.

Certain Federal Income Tax Consequences

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2024 Equity Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.

Restricted Stock Awards. A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a “substantial risk of forfeiture,” which is generally considered to require the performance of substantial future services. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in installments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to that installment. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m) of the Code (“Section 162(m)”), as applicable.

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Alternatively, unless prohibited by the Committee, a participant may make a timely election under Section 83(b) of the Code (referred to in this proxy statement as Section 83(b)) to recognize ordinary income for the taxable year in which the participant received the shares underlying an award in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant will not be entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss limited to the actually amount paid for the shares (if any). To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares.

The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units. A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of settlement in stock or cash the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant (subject to the short swing profits rule) and the Company will be entitled to an income tax deduction for the same amount, subject to the requirements of Section 162(m), as applicable. However, if an RSU is not designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then at the time of settlement the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to satisfy the requirements of Section 409A, the participant may be subject to income taxes and penalties under Section 409A in the event of a violation of Section 409A.

Nonqualified Stock Options. A participant generally is not taxed upon the grant of a NQSO. However, the participant must recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule). The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income, subject to the requirements of Section 162(m).

Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options. A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant, subject to the requirements of Section 162(m).

For an option to qualify as an ISO for federal income tax purposes, the grant of the stock option must satisfy various other conditions specified in the Code. In the event a stock option is intended to be an ISO but fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Performance Awards. A participant generally is not taxed upon the grant of restricted stock or restricted stock units granted subject to the satisfaction of performance conditions (such restricted stock or restricted stock units will be referred to herein as “performance shares” or “performance share units”). The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant,

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subject to the requirements of Code Section 162(m). Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Golden Parachute Payments. The terms of the award agreement evidencing an award under the 2024 Equity Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2024 Equity Plan, certain amounts in connection with such awards may constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

Code Section 162(m). The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by a participant, subject to the requirements of Section 162(m), as amended by the Tax Cuts and Jobs Act in 2017. Section 162(m) generally limits to $1.0 million the deduction that a company is permitted to take for annual compensation paid to each “covered employee.” A “covered employee” includes any person who served as CEO or CFO of a company at any time during a fiscal year and the three other most highly compensated executive officers for that fiscal year and any other person who was a covered employee in a previous taxable year after December 31, 2016. Any awards that the Company grants pursuant to the 2024 Equity Plan to covered employees, whether performance-based or otherwise, will be subject to the $1.0 million annual deduction limitation. While the Committee intends to consider the deductibility of compensation when making equity awards, it is only one factor it considers.

Certain Federal Income Tax Consequences

The 2019 Equity Plan is the only current plan under which equity incentive awards may be granted to employees, executives, or directors. The following table sets forth information, as of December 31, 2023, about Common Stock that may be issued upon exercise of options under stock-based benefit plans maintained by the company, as well as the number of securities available for issuance under equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	548,925	$19.37	749,860
Total	548,925	$19.37	749,860
(1)	Consists of outstanding stock options to purchase 548,925 shares of common stock granted under the Company’s stock-based compensation plans.

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New 2024 Equity Plan Benefits

Any awards to executive officers, non-employee directors and employees of the company under the 2024 Equity Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2024 Equity Plan are not determinable at this time, and the company has not included a table that reflects such future awards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2024 LONG-TERM EQUITY INCENTIVE PLAN.

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Proposal 4 Ratification of the Appointment of our Independent Registered Public Accounting Firm

Our independent registered public accounting firm for the year ended December 31, 2023 was KPMG LLP. The Audit Committee has re-appointed KPMG LLP to continue as our independent registered public accounting firm for the year ending December 31, 2024, subject to the ratification by our stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting virtually, and they will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP is not required by our Bylaws or otherwise. However, our board of directors is submitting the appointment of our independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, our Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Provident and its stockholders.

Audit Fees

The aggregate fees billed to Provident for professional services rendered by KPMG LLP for the audit of the annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $1,680,000 and $1,326,000 during the fiscal years ended December 31, 2023 and 2022, respectively.

Audit-Related Fees

The aggregate fees billed to Provident for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit and review of the financial statements and that are not already reported in “Audit Fees” above, were $10,950 and $176,200 during the fiscal year ended December 31, 2023 and 2022, respectively. The 2022 services were rendered for audits of our employee benefit plans. The 2023 services relate to work performed by KPMG LLP to transition the audit of our employee benefit plans to a new service provider.

Tax Fees

No fees were billed to Provident for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning during the fiscal years ended December 31, 2023 and 2022, as the Audit Committee currently has a policy that the independent registered public accounting firm shall not perform the preparation and filing of our corporate tax returns, tax compliance, and other tax-related services.

All Other Fees

No fees were billed to Provident for other permissible services rendered by KPMG LLP during each of the fiscal years ended December 31, 2023 and 2022.

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Pre-Approval Policy

Our Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee up to a maximum amount of $25,000 between meetings of the Audit Committee, provided the Chair reports any such approvals to the full Audit Committee at its next meeting. The full Audit Committee pre-approves all other services to be performed by the independent registered public accounting firm and the related fees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM.

Submission of Stockholder Proposals

To be eligible for inclusion in our proxy materials for next year’s Annual Meeting of stockholders, any stockholder proposal under SEC Rule 14a-8 to take action at such meeting must be received at our administrative office at 111 Wood Avenue South, P.O. Box 1001, Iselin, New Jersey 08830-1001, no later than November 15, 2024. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

Advance Notice of Business to be Conducted at an Annual Meeting

Our Bylaws provide an advance notice procedure for certain business or nominations to our board of directors to be brought before an Annual Meeting of stockholders. For a stockholder to properly bring business before an Annual Meeting, the stockholder must give written notice to our Corporate Secretary not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting, or by no later than November 15, 2024 for next year’s Annual Meeting of stockholders; provided, however, that if the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such Annual Meeting is first made. The notice must include, among other matters, the stockholder’s name, record address, and number of shares owned; a brief description of the proposed business; the reasons for bringing the proposed business before the Annual Meeting; any material interest of the stockholder in the proposed business. Nothing in this paragraph shall be deemed to require Provident to include in its proxy materials under SEC Rule 14a-8 any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Notice of Solicitation of Proxies

In addition to the requirements set forth above under “Advance Notice of Business to be Conducted at an Annual Meeting” SEC Rule 14a-19 requires a stockholder intending to engage in a director election contest with respect to the company’s 2025 Annual Meeting of stockholders to give the company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is February 24, 2025.

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Other Matters

As of the date of this Proxy Statement, our board of directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this document. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named therein to vote the shares represented by the proxy in accordance with their best judgment as to any such matters.

AN ADDITIONAL COPY OF OUR ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2023, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 111 WOOD AVENUE SOUTH, P.O BOX 1001, ISELIN, NEW JERSEY 08830-1001.

THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON THE “INVESTOR RELATIONS” PAGE OF PROVIDENT BANK’S WEBSITE AT WWW.PROVIDENT.BANK.

THE CHARTERS OF OUR AUDIT, COMPENSATION AND HUMAN CAPITAL, GOVERNANCE/NOMINATING, RISK, AND TECHNOLOGY COMMITTEES OF THE BOARD OF DIRECTORS, OUR CORPORATE GOVERNANCE PRINCIPLES, CODE OF BUSINESS CONDUCT AND ETHICS AND INDEPENDENCE STANDARDS ARE AVAILABLE ON THE “GOVERNANCE DOCUMENTS” SECTION OF THE “INVESTOR RELATIONS” PAGE OF PROVIDENT BANK’S WEBSITE AT WWW.PROVIDENT.BANK. COPIES OF EACH WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 111 WOOD AVENUE SOUTH, P.O BOX 1001, ISELIN, NEW JERSEY 08830-1001.

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General Information

The board of directors of Provident is soliciting proxies for our 2024 Annual Meeting of Stockholders, and any adjournment or postponement of the meeting. The Annual Meeting will be held in a virtual format on Thursday, April 25, 2024 at 10:00 a.m.

A Notice Regarding the Availability of Proxy Materials is first being sent to our stockholders on March 15, 2024.

The 2024 Annual Meeting of Stockholders

Date and Time: Our Annual Meeting of Stockholders will be held in a virtual format only on April 25, 2024, 10:00 a.m., Eastern Standard Time at www.virtualshareholdermeeting.com/PFS2024. The Board of Directors believes that utilizing a virtual meeting format provides an opportunity for a broader group of stockholders to participate in the Annual Meeting, while also reducing the costs and environmental impact associated with holding an in-person meeting.

Participation in the Virtual Stockholder Meeting: Stockholders as of the close of business on the record date may attend the Annual Meeting by going to www.virtualshareholdermeeting.com/PFS2024, and logging-in by using the 16-digit control number indicated on their proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials. We recommend that stockholders log-in to our virtual annual meeting at least 15 minutes before the scheduled starting time.

Record Date: March 1, 2024.

Shares Entitled to Vote: 75,601,026 shares of Provident common stock were outstanding on the record date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting: To consider and vote on the election of four directors, an advisory (non-binding) vote to approve the compensation paid to our named executive officers, to approve the 2024 Long-Term Equity Incentive Plan, and the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Vote Required: Subject to our majority voting policy described under the heading “Environmental, Social and Governance-Board Meetings and Committees-Majority Voting Policy” in this Proxy Statement, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is withheld. The advisory vote to approve executive compensation, approval of the Long-Term Equity Incentive Plan and the ratification of KPMG LLP as our independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

Board Recommendation: Our board of directors recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, “FOR” approval of the 2024 Long-Term Equity Incentive Plan, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Provident: Provident is a Delaware corporation and the bank holding company for Provident Bank, an FDIC-insured New Jersey-chartered capital stock savings bank that operates a network of full-service branch offices throughout northern and central New Jersey, eastern Pennsylvania, and Queens and Nassau Counties in New York. Our principal administrative offices are located at 111 Wood Avenue South, Iselin, New Jersey 08830-1001. Our telephone number is (732) 590-9200.

Who Can Vote

March 1, 2024 is the record date for determining the stockholders of record who are entitled to vote at our Annual Meeting. On March 1, 2024, 75,601,026 shares of Provident common stock, par value of $0.01 per share, were outstanding and held by approximately 4,508 holders of record. The virtual presence, by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of our common stock outstanding on March 1, 2024 will be entitled to one vote for each share held of record. However, our certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of our common stock are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.

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Matters to be Considered

The purpose of our Annual Meeting is to elect four directors, vote on an advisory basis on executive compensation, approve the 2024 Long-Term Equity Incentive, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024. We may adjourn or postpone the Annual Meeting for the purpose of allowing additional time to solicit proxies.

Our board of directors is not aware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, we intend that shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies in their best judgment.

How to Participate in the Virtual Annual Meeting

You may participate in the virtual Annual Meeting by going to www.virtualshareholdermeeting.com/PFS2024, and logging-in by using the 16-digit control number indicated on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials. We recommend that you log-in to the virtual Annual Meeting at least 15 minutes before the scheduled start time.

How to Vote

You may vote your shares:

•	By telephone or Internet (see the instructions at www.proxyvote.com). Beneficial owners may also vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will include the instructions with the proxy materials.
•	By written proxy. Stockholders of record can vote by written proxy card. If you received a printed copy of this Proxy Statement, you may vote by signing, dating and mailing the enclosed Proxy Card, or if you are a beneficial owner, you may request a voting instruction form from your bank or broker.
•	At the Annual Meeting. Stockholders of record may vote by logging-in to the virtual Annual Meeting and following the instructions.

If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the four nominees for director, “FOR” approval of the executive compensation paid to our named executive officers, “FOR” approval of the 2024 Long-Term Equity Incentive, and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Participants in Provident Benefit Plans

If you are a participant in our Employee Stock Ownership Plan or 401(k) Plan, or any other benefit plans sponsored by us through which you own shares of our common stock, you will have received a Notice Regarding the Availability of Proxy Materials by e-mail. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of our common stock allocated to his or her plan account. If you own shares through any of these plans and you do not vote by April 21, 2024, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans.

Quorum and Vote Required

The presence, virtually, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (non-voted proxies submitted by a bank or broker) will be counted for the purpose of determining whether a quorum is present.

Subject to our majority voting policy described under the heading “Environmental, Social and Governance-Board

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Meetings and Committees-Majority Voting Policy” in this Proxy Statement, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is “Withheld.” The advisory vote on executive compensation, the approval of the Long-Term Equity Incentive Plan and the ratification of the appointment of our independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.”

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at our Annual Meeting. You may revoke your proxy by:

•	submitting a written notice of revocation to our Corporate Secretary prior to the voting of such proxy;
•	submitting a properly executed proxy bearing a later date;
•	voting again by telephone or Internet (provided such new vote is received on a timely basis); or
•	voting virtually at the Annual Meeting; however, simply participating in the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Provident Financial Services, Inc.
111 Wood Avenue South
P.O. Box 1001
Iselin, New Jersey 08830-1001
Attention: Corporate Secretary

If your shares are held in street name, you should follow your bank’s or broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Provident will bear the entire cost of soliciting proxies. In addition to solicitation of proxies by mail, we will request that banks, brokers, and other holders of record send proxies and proxy materials to the beneficial owners of our common stock and secure their voting instructions, if necessary. We will reimburse such holders of record for their reasonable expenses in taking those actions. Alliance Advisors, LLC will assist us in soliciting proxies, and we have agreed to pay them a fee of $7,000 plus reasonable expenses estimated to be $3,000 for their services. If necessary, we may also use several of our employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile, e-mail, or letter.

Householding

Unless you have provided us contrary instructions, we have sent a single copy of these proxy materials to any household at which one or more stockholders reside if we believe the stockholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information and helps reduce our expenses. If you would like to receive your own set of proxy materials, please follow these instructions:

•	If your shares are registered in your own name, contact our transfer agent and inform them of your request to revoke householding by calling them at their toll free number, 1-866-540-7095, or by writing them at Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
•	If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.

Recommendation of the Board of Directors

Your board of directors recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, “FOR” approval of the 2024 Long-Term Equity Incentive Plan, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024.

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Appendix A 2024 Long-Term Equity Incentive Plan

Article 1   General

Section 1.1 Purpose, Effective Date and Term. The purpose of this Provident Financial Services, Inc. 2024 Long-Term Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Provident Financial Services, Inc. (the “Company”) and its Subsidiaries, including Provident Bank (the “Bank”), by providing a means to attract, retain, and reward individuals who contribute to that success and to further align their interests with those of the Company’s stockholders through the ownership of shares of Company Stock. The “Effective Date” of the Plan shall be the date on which the Plan satisfies the applicable stockholder approval requirements. The Plan will remain in effect as long as any Awards remain outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date. Upon stockholder approval of this Plan, no further awards shall be granted under the Provident Financial Services, Inc. 2019 Long-Term Equity Incentive Plan (the “Prior Plan”), and the Prior Plan shall remain in existence solely for the purpose of administering outstanding grants thereunder.

Section 1.2 Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3 Participation. Each individual who is granted or holds an Award in accordance with the terms of the Plan will be a Participant in the Plan (a “Participant”). The grant of Awards shall be limited to Employees and Directors of, and service providers to, the Company or any Subsidiary.

Section 1.4 Definitions. Capitalized terms used in the Plan are defined in Article 8 and elsewhere in the Plan.

Article 2   Awards

Section 2.1 General. Any Award under the Plan may be granted singularly, or in combination with another Award (or Awards). Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations, and restrictions provided by the Committee with respect to the Award and as evidenced in an Award Agreement. Every Award under the Plan shall require a written Award Agreement. Subject to the provisions of Section 2.2(d), an Award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any Subsidiary (provided, however, that no reload Awards shall be granted hereunder) or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include:

(a)	Stock Options. A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO, provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board of Directors, whichever is earlier, or (ii) to a non-employee. Unless otherwise specifically provided by its terms, any Stock Option granted under the Plan to an employee shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify the Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any modification will be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)	Restricted Stock Awards. A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or for such minimum consideration as may be required by applicable law, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions.

(c)	Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, cash, or a combination thereof.

(d)	Performance Awards. A Performance Award means an Award under Sections 2.2, 2.3, or 2.4 that vests upon the achievement of one or more specified performance measures, as further set forth in Section 8.1 under “Performance Award”.

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Section 2.2 Stock Options.

(a)	Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that specifies: (i) the number of Stock Options covered by the Stock Option; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Stock Options may be granted as Performance Awards.
(b)	Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to an ISO granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an employee or director of or service provider to an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, tax withholding); (iv) by personal, certified, or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.
(c)	Prohibition of Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of a share of Stock as of the same date that was granted under the Plan be bought back by the Company without shareholder approval.
(d)	Prohibition Against Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s shareholders, neither the Committee nor the Board of Directors shall have the right or authority to (i) make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, (ii) cancel a Stock Option when the Exercise Price per share exceeds the Fair Market Value of one share of Stock in exchange for cash or another Award (other than in connection with a Change in Control), or (iii) take any other action with respect to a Stock Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares of Stock are listed.
(e)	Prohibition on Paying Dividends. No dividends shall be paid on Stock Options and no Dividend Equivalent Rights may be granted with respect to Stock Options.

Section 2.3 Restricted Stock Awards.

(a)	Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement, that specifies: (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Restricted Stock Awards may be granted as Performance Awards. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including electronically and/or solely on the books and records maintained by the transfer agent. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (including that the Restricted Stock may not be sold, encumbered, hypothecated, or otherwise transferred except in accordance with the terms of the Plan and Award Agreement) and/or that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(b)	Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)	Dividends. No cash dividends shall be paid with respect to any Restricted Stock Awards unless and until the Participant vests in the underlying share(s) of Restricted Stock. Upon the vesting of a Restricted Stock Award, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived. All unvested dividends shall be forfeited by the Participants to the extent their underlying Restricted Stock Awards are forfeited.

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(ii)	Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to unvested, non-forfeited Restricted Stock Awards and the voting rights may be exercised by the Participant in his or her discretion.
(iii)	Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in its direction (if the Participant is not a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4 Restricted Stock Units.

(a)	Grant of Restricted Stock Unit Awards. Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies: (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) the Restriction Period; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company as the Committee may, in its discretion, prescribe.
(b)	Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)	A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. The Committee shall impose such conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which shares of Stock may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of the Restricted Stock Units. The Committee may make grants of Restricted Stock Units upon such terms and conditions as it may determine, which may include, but is not limited to, deferring receipt of the underlying shares of Stock provided the deferral complies with Section 409A of the Code and applicable provisions of the Plan.
(ii)	Restricted Stock Units may be granted as Performance Awards.
(iii)	Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of grant of a Restricted Stock Unit for which a Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.
(iv)	A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
(v)	No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if any, shall be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.

Section 2.5 Vesting of Awards. The Committee shall specify the vesting schedule or conditions of each Award. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Awards to non-employee Directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, (iii) shares of Stock delivered in lieu of fully vested cash awards, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3.2 (subject to adjustment under Section 3.4); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award or acceleration, including in the event of death, Disability or a Change in Control in the terms of the Award Agreement or otherwise.

Section 2.6 Deferred Compensation. Subject to approval by the Committee before an election is made, an Award of Restricted Stock Units may be deferred pursuant to a valid deferral election made by a Participant. If a deferral election is made by a Participant, the Award Agreement shall specify the terms of the deferral and shall constitute the deferral plan pursuant to the requirements of Code Section 409A. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the

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Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A. Unless otherwise provided in a valid election form intended to comply with Code Section 409A, all Awards that are considered Deferred Compensation hereunder shall settle and be paid in no event later than 2½ months following the end of the calendar year with respect to which the Award’s substantial risk of forfeiture lapsed.

Section 2.7 Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement or as set forth in any employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan:

(a)	Upon the Participant’s Termination of Service for any reason other than due to Disability, death, or Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination, and may be exercised only for a period of three (3) months following termination and any Restricted Stock or Restricted Stock Units that have not vested as of the date of Termination of Service shall expire and be forfeited.

(b)	In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether or not vested), and all Restricted Stock Awards and Restricted Stock Units that have not vested, shall expire and be forfeited.

(c)	Upon Termination of Service on account of Disability or death, all Stock Options shall be fully exercisable, whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Units shall immediately vest as to all shares subject to an outstanding Award at the date of Termination of Service. Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability, or the remaining unexpired term of the Stock Option, if less, provided, however, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months after Termination of Service. In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award, or Restricted Stock Unit that has not vested as of the date of Termination of Service due to Retirement shall expire and be forfeited.

(d)	Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.

(e)	Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards, Restricted Stock Units, and Performance Awards is as set forth in Article 4.

Section 2.8 Holding Period for Vested Awards. As a condition of receipt of an Award, the Award Agreement may require a Participant to agree to hold a vested Award or shares of Stock received upon exercise of a Stock Option for a period of time specified in the Award Agreement (“Holding Period”). In connection with the foregoing, a Participant may be required to retain direct ownership of such shares until the earlier of (i) the expiration of the Holding Period following the date of vesting or (ii) such person’s termination of employment with the Company and any Subsidiary. The foregoing limitation, if applicable, shall not apply to the extent that an Award vests due to death, Disability or an Involuntary Termination at or following a Change in Control, or to the extent that (x) a Participant directs the Company to withhold or the Company elects to withhold shares of Stock with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld or (y) a Participant exercises a Stock Option by a net settlement, and in the case of (x) and (y) herein, only to the extent of the shares are withheld for tax purposes or for purposes of the net settlement.

Article 3   Shares Subject to Plan

Section 3.1 Available Shares. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a)	Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be issued to Participants and their beneficiaries under the Plan shall be equal to the sum of (i) 2,849,860 shares of Stock, which is equal to 2,100,000 “new” shares of Stock plus the 749,860 shares of Stock available for grant under the Prior Plan as of December 31, 2023, less (ii) one (1) share for every one (1) share granted under the Prior Plan after December 31, 2023 and prior to the Effective Date (the “Share Limit”). Subject to Section 3.2(b), shares

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of Stock may be issued up to such Share Limit pursuant to any type or types of Awards; provided, however, that no more than a number of shares of Stock equal to the Share Limit determined as of the Effective Date may be delivered pursuant to the exercise of Stock Options that are granted as ISOs. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b)	Computation of Shares Available. For purposes of this Sec 2, the number of shares of Stock available for the grant of Awards shall be reduced by the number of shares of Stock previously granted, subject to the following. Except as provided below, to the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan (or an award granted under the Prior Plan) are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited, canceled, or settled in cash (in whole or in part), or because a Stock Option is not exercised, then in each such case the shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan (or, as applicable, shall be added to the shares available for Awards under the Plan). In the event that withholding tax liabilities arising from an Award other than a Stock Option, or an award other than an option under the Prior Plan, are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares of Stock so tendered or withheld shall be added to the shares available for Awards under the Plan. Notwithstanding the foregoing, the following shares of Stock shall not be added to the shares authorized for grant under the Plan: (i) shares of Stock tendered or withheld to satisfy tax withholding upon exercise or vesting of a Stock Option; (ii) shares of Stock tendered or withheld to satisfy the Exercise Price of a Stock Option; or (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options.

Substitute Awards (as defined below) shall not reduce the shares authorized for grant under the Plan, nor shall shares subject to a Substitute Award be added to the shares available for Awards under the Plan as provided above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination. “Substitute Awards” shall mean Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

Section 3.3 Limitations on Grants to Directors. The maximum number of shares of Stock that may be covered by Awards granted to any non-employee Director during a single fiscal year shall be limited so that the value of the Awards, taken together with any cash fees paid to such non-employee Director, in respect of his or her service during such year (including services as a member or chair of any committees of the Board of Directors) do not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value for financial reporting purposes).

Section 3.4 Corporate Transactions.

(a)	General. If the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options, Restricted Stock, and Restricted Stock Unit Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Committee, so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Stock Options shall not change the aggregate purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the purchase price per share. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards, and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards, and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards, and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

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(b)	Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise set forth in the agreement relating to the consummation of such merger, consolidation, or other business reorganization, any Stock Options granted under the Plan which are outstanding immediately prior to such merger, consolidation, or other business combination shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation, or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger. The Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation, or other business reorganization in exchange for a cash (or acquirer stock) payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation, or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.

Section 3.5 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)	Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)	Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

Article 4   Change in Control

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares and cancellation of Stock Options in exchange for a cash or stock payment of the in-the-money value) and except as otherwise provided in the Plan and unless the Committee determines otherwise:

(a)	Upon an Involuntary Termination at or following a Change in Control, all Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following an Involuntary Termination following a Change in Control, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following a termination of employment.

(b)	Upon an Involuntary Termination at or following a Change in Control, all Awards of Restricted Stock Awards and Restricted Stock Units, shall be fully earned and vested immediately.

(c)	Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control in which the Company is not the surviving entity, any Awards granted under the Plan which are outstanding immediately prior to such Change in Control shall become fully vested in the event the successor entity does not assume the Awards granted under the Plan (with the calculation of any performance-based awards to be determined based on the applicable award agreements).

Section 4.2 Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)	consummation of a transaction that would result and does result in the reorganization, merger or consolidation of the Company, with one or more other persons, other than a transaction following which:

(i)	at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(ii)	at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

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(b)	consummation of a transaction that would result and does result in the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

(c)	consummation of a transaction that would result and does result in a complete liquidation or dissolution of the Company or the Bank; or

(d)	the occurrence of any event if, immediately following such event, members of the Company’s Board of Directors who belong to any of the following groups do not aggregate at least a majority of the Company’s Board of Directors:

(i)	individuals who were members of the Company’s Board of Directors on the Effective Date of this Plan; or
(ii)	individuals who first became members of the Company’s Board of Directors after the Effective Date of this Plan either:

(A)	upon election to serve as a member of the Company’s Board of Directors by the affirmative vote of three-quarters of the members of such Board of Directors, or of a nominating committee thereof, in office at the time of such first election; or

(B)	upon election by the stockholders of the Company to serve as a member of the Company’s Board of Directors, but only if nominated for election by the affirmative vote of three-quarters of the members of such Board of Directors, or of a nominating committee thereof, in office at the time of such first nomination; provided that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Company’s Board of Directors.

(e)	In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

Article 5   Committee

Section 5.1 Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board of Directors shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act.

The Board of Directors (or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, or has listed or seeks to list its securities, may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)	The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees, Directors, and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, (including automatic exercise in accordance with Section 7.18) performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards, to cancel or suspend Awards (subject to the restrictions imposed by Article 6) and to reduce, eliminate, or accelerate any restrictions applicable to an Award at any time after the grant of the Award, or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.

(b)	The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)	The Committee will have the authority to define terms not otherwise defined herein.

(d)	In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.

(e)	The Committee will have the authority to: (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) (a “Blackout Period”) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC; and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that the extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the

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Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including (a) delegating to a committee of one or more members of the Board of Directors who are not “Disinterested Board Members,” the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board of Directors who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment, and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee any evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Committee Action. The Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants, and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction, or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

Article 6   Amendment and Termination

Section 6.1 General. The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and the Board of Directors or the Committee may, at any time, amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4, and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan before the date the amendment is adopted by the Board of Directors or made by the Committee; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b), or (c) above is approved by the Company’s stockholders.

Section 6.2 Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.

Article 7   General Terms

Section 7.1 No Implied Rights.

(a)	No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right, evidenced by an Award Agreement, to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)	No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan. No

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individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)	No Rights as a Stockholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award shall confer upon the holder thereof any rights as a stockholder of the Company before the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability. Except as otherwise so provided by the Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of the transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of Immediate Family Members or to charitable organizations, and; provided, further, that the transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable, except in the event of death, before the time that the Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, before the time that the Restricted Stock Unit Award vests in the Participant and property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s beneficiary.

A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Section 7.3 Designation of Beneficiaries. A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time-to-time revoke or amend the designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary, or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of the beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4 Non-Exclusivity. Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval (and any subsequent approval by the stockholders of the Company) shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may be deemed desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units and/or Stock Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may, but need not require, that the Participant sign a copy of the Award Agreement. In the absence of a specific provision in the Award Agreement, the terms of the Plan shall control. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control.

Section 7.6 Form and Time of Elections; Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding.

(a)	Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.

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(b)	Payment in Stock. The Committee may require or permit the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its board of directors, or by action of one or more members of the board of directors (including a committee of the board of directors) who are duly authorized to act for the board of directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or Subsidiary.

Section 7.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11 Indemnification. Except as provided in the last sentence of this Section 7.11, to the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer or Employee of the Company or a Subsidiary to whom authority was delegated in accordance with Section 5.3, shall be indemnified and held harmless by the Company (i) against and from any loss (including amounts paid in settlement), cost, liability, or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan; and (ii) against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses. Notwithstanding anything to the contrary in this Plan, the foregoing right to indemnification shall not apply to any compensation that an Employee is required to repay the Company pursuant to the terms of a Company clawback policy.

Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13 Governing Law. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in Hudson County, New Jersey shall have exclusive jurisdiction over any claim, action, complaint, or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any legal action brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or an Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims, and other communications shall be deemed given: (i) in the case of delivery by overnight service with guaranteed next day delivery,

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the next day or the day designated for delivery; (ii) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or (iii) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

If a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration, or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.18 Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a), any Stock Options that are exercisable but unexercised as of the day immediately before the expiration date of the Stock Option may be automatically exercised in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable minimum tax withholding.

Section 7.19 Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 7.20 Awards Subject to Company Clawback Policies and Restrictions.

Clawback Policies. Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time, including the Company’s current clawback policy and pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise.

Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

Hedging/Pledging Policy Restrictions. Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging as such may be in effect from time to time.

Article 8   Defined Terms; Construction

Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply: “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

“Award” means any Stock Option, Restricted Stock Award, Restricted Stock Unit, or Performance Award or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

“Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement will be provided (or made available electronically) to each Participant.

“Board of Directors” means the Board of Directors of the Company.

“Cause.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have the meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of (i) Participant’s conviction (including conviction on a nolo contendere plea) of a felony or of any lesser criminal offense involving moral turpitude, fraud, or dishonesty; (ii) the willful commission by Participant of a criminal or other act that, in the reasonable judgment of the Board of Directors will likely cause substantial economic damage to the Company or the Bank or substantial injury to the business reputation of the Company or Bank; (iii) the commission by Participant of an act of fraud in the performance of his duties on behalf of the Company or Bank; (iv) Participant’s material violation of the Bank’s code of ethics; (v) the continuing willful failure of Participant to perform his employment duties to the Company or Bank after thirty (30) days’ written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Participant by the Board of Directors; (vi) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company or a Subsidiary to cooperate, or the deliberate destruction of or deliberate failure to preserve documents or other materials that the Participant should reasonably know to be relevant to such investigation, after being instructed by the Company or a Subsidiary to preserve

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such documents, or the willful inducement of others to fail to cooperate or to fail to produce documents or other materials; or (vii) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of Participant’s employment by the Company or the Bank.

“Change in Control” has the meaning ascribed to it in Section 4.2.

“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Director” means a member of the Board of Directors or of a board of directors of a Subsidiary.

“Disability.” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has been incurred.

“Disinterested Board Member” means a member of the Board of Directors who: (a) is not a current Employee of the Company or a Subsidiary, (b) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto, and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of a “Non-Employee Directors” under Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

“Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or Stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement.

“Employee” means any person employed by the Company or a Subsidiary, including Directors who are employed by the Company or a Subsidiary.

“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules, regulations, and guidance promulgated thereunder, as modified from time to time.

“Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on an Exchange, national market system or automated quotation system, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.

“Good Reason.” A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)	a material reduction in Participant’s base salary or base compensation;
(ii)	a material diminution in Participant’s authority, duties, or responsibilities without the written consent of Participant;
(iii)	a change in the geographic location at which Participant must perform his duties that is more than thirty (30) miles from the location of Participant’s principal workplace and such relocation results in a material increase in Participant’s normal commuting time; or
(iv)	in the event a Participant is a party to an Award Agreement, employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

Notwithstanding the foregoing, the Participant must give written notice to the Company or the Subsidiary for whom the Participant is employed of the Good Reason condition within 60 days of becoming aware (or should have become aware) of the applicable facts and circumstances, the Company or Subsidiary, as applicable, shall have 30 days to cure the Good Reason condition, and the Participant must terminate employment within 30 days after expiration of the opportunity to cure. Any distribution of an Award subject to Code Section 409A shall be subject to the distribution timing rules of Code Section 409A, including any delay in the distribution of such Award, which rules shall be set forth in the Award Agreement.

“Holding Period” has the meaning ascribed to it in Section 2.8.

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“Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company, or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

“Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary, other than a termination for Cause, or termination of employment by an Employee Participant for Good Reason.

“Incentive Stock Option” or “ISO” has the meaning ascribed to it in Section 2.1(a).

“Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

“Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. Regardless of whether an Award is subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied.

Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; financial return ratios; adjusted earnings; capital; increase in revenue; total shareholder return; net operating income, operating income; net interest margin or net interest rate spread; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives and strategic business objectives; or any combination of these or other measures.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of one or more items, including but not limited to: (i) extraordinary, unusual, infrequently occurring and/or nonrecurring events, or items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations, or laws; or (v) expenses incurred in connection with a merger, branch acquisition, or similar transaction. Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure, or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

“Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.

“Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.

“Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

“Retirement” means termination of employment after attainment of age 65 (other than termination for Cause) with 5 years of continuous Service, or discontinuance of service as a Director following attainment of age 72 (unless otherwise provided in an Award Agreement). An Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as

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a Director has ceased. A non-employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-employee Director’s intention to retire.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules, regulations and guidance promulgated thereunder and modified from time to time.

“Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of (i) any approved leave of absence for military service or sickness, or for any other purpose approved by the Company or a Subsidiary, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, (ii) transfers among the Company, any Subsidiary, or any successor entities, in any capacity of Employee or Director, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity as Employee or Director (except as otherwise provided in the Award Agreement).

“Stock” means the common stock of the Company, $0.01 par value per share.

“Stock Option” has the meaning ascribed to it in Sections 2.1(a) and 2.2.

“Subsidiary” means any corporation, affiliate, bank, or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of (including a director emeritus or advisory director), or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(1)	The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(2)	The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six (6) month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(3)	If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to whom the Participant is providing Services.

(4)	Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. If any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than fifty percent (50%) of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(5)	With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

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Section 8.2   In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)	Actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)	References to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)	In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)	References to a governmental or quasi-governmental agency, authority, or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority, or instrumentality;

(e)	Indications of time of day mean New York time;

(f)	The word “including” means “including, but not limited to”;

(g)	All references to sections, schedules, and exhibits are to sections, schedules, and exhibits in or to this Plan unless otherwise specified;

(h)	All words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)	The captions and headings of articles, sections, schedules, and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)	Any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions, or replacements thereof; and

(k)	All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

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Provident Financial Services, Inc.

P.O. BOX 1001
ISELIN, NJ 08830

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 24, 2024 for shares held directly and by 11:59 P.M. ET on April 21, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PFS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the control number that is printed in the box marked by the arrow below available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 24, 2024 for shares held directly and by 11:59 P.M. ET on April 21, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL nominees:	☐	☐	☐	________

1. The election as directors of all nominees listed below (except as marked to the contrary on the right), each for a three-year term:

Nominees

01) Ursuline F. Foley 02) Christopher Martin 03) Robert McNerney 04) John Pugliese

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	For	Against	Abstain
2. The approval (non-binding) of executive compensation.	☐	☐	☐
3. The approval of the 2024 Long-Term Equity Incentive Plan.	☐	☐	☐
4. The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report and Form 10K are available at www.proxyvote.com

REVOCABLE PROXY
PROVIDENT FINANCIAL SERVICES, INC.
ANNUAL MEETING OF STOCKHOLDERS
APRIL 25, 2024 10:00 a.m. E.T.
THE BOARD OF DIRECTORS OF PROVIDENT FINANCIAL SERVICES, INC.
SOLICITS THIS PROXY.

The undersigned hereby appoints Frank L. Fekete, James P. Dunigan and Matthew K. Harding or any of them, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote as designated herein all shares of common stock of Provident Financial Services, Inc. (the "Company") that the undersigned is entitled to vote, only at the 2024 Annual Meeting of Stockholders (the "Annual Meeting"), to be held in a virtual format only, on Thursday, April 25, 2024 at 10:00 a.m., Eastern Standard Time, and at any and all adjournments or postponements thereof. The undersigned hereby further authorizes such proxies to vote in accordance with their best judgment upon such other matters as may properly come before such Annual Meeting and at any and all adjournments or postponements thereof.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THIS PROXY; AND FOR PROPOSALS 2, 3 AND 4. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE PERSONS APPOINTED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Should the signer elect to vote at the Annual Meeting or at any adjournment or postponement thereof, and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth in the Notice of the 2024 Annual Meeting of Stockholders and Proxy Statement, voting by Internet or telephone, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

Continued and to be signed on reverse side

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